Exhibit 4.1

Business Integration Agreement

NAVER Corporation

LINE Corporation

SoftBank Corp.

Z Holdings Corporation

December 23, 2019

Business Integration Agreement

NAVER Corporation (hereinafter referred to as “NAVER”), LINE Corporation (hereinafter referred to as “LINE”), SoftBank Corp. (hereinafter referred to as “SoftBank”) and Z Holdings Corporation (hereinafter referred to as “ZHD”) enter into this Business Integration Agreement as of December 23, 2019 (hereinafter referred to as the “Business Integration Agreement”) in connection with the business integration between LINE and ZHD. In this Business Integration Agreement, NAVER and SoftBank shall be referred to respectively as a “Shareholder Party,” LINE and ZHD shall be referred to respectively as an “Integration Party,” and the Shareholder Party and the Integration Party shall be referred to respectively as a “Party.”

Article 1. General Provisions

Section 1.1 (Purposes)

1.

All Parties mutually confirm that LINE and ZHD will integrate business in accordance with the spirit of equality (hereinafter referred to as the “Business Integration”), by LINE Group and ZHD Group each integrating their respective management resources, and, in the group of the Integration Holding Company (as defined below) after the Business Integration, pursue synergies in their respective business fields and making business investments with the aim of achieving growth in new business fields such as artificial intelligence (AI), commerce, fintech, advertising and O2O in order to dramatically grow to a corporate group capable of winning cutthroat competition in Japan and globally.

2.

Each Party will, to realize the Business Integration, implement a series of transactions with the purpose of having LINE go private and become a joint venture company of which all voting rights are equally owned by the Shareholder Parties (regardless of before or after the timing when both Shareholder Parties come to own all of the voting rights equally, LINE as such joint venture company, hereinafter referred to as the “JV Company”) and further having ZHD hold all the business currently owned by the Integration Parties and having the JV Company own a majority of the voting rights of ZHD (ZHD after coming to own all of the businesses operated by LINE, hereinafter be referred to as the “Integration Holding Company”) which maintains the listing as the holding company on the Tokyo Stock Exchange (such series of transactions hereinafter referred to as the “Transaction”).

3.

All the Parties, in accordance with the provisions of the Memorandum of Understanding (All Parties) (as defined below) and as a result of good faith consultation among the Parties enter into this legally binding Business Integration Agreement with respect to the Transaction. In addition, with respect to the Transaction, the Shareholder Parties have entered into the legally binding Transaction Agreement (the “Transaction Agreement”) and the Joint Venture Agreement as of December 23, 2019 (together with the Transaction Agreement, the “Shareholder Parties Agreements”), and the Integration Parties have entered into the legally binding Capital Alliance Agreement with respect to the Transaction as of December 23, 2019 (hereinafter referred to as the “Integration Parties Agreements”, and the Business Integration Agreement, the Shareholder Parties Agreements and Integration Parties Agreements hereinafter collectively referred to as the “Definitive Agreements”).

Section 1.2 (Definitions)

The terms used in the Business Integration Agreement shall have the meanings set forth in Exhibit 1.2, unless the context clearly requires otherwise.

Section 1.3 (Outline of the Transaction)

All the Parties mutually acknowledge that the outline of the Transaction is as follows:

(1)

According to the provisions under Article 2, NAVER or NAVER’s wholly owned subsidiary (NAVER J. Hub Corporation or a wholly-owned subsidiary of NAVER to be newly established of which all of issued shares (excluding treasury shares) or interests directly held by NAVER and of which the purpose of business is limited to the holding of the shares of the JV Company) (hereinafter referred to as “NAVER Sub” and, together with NAVER, “NAVER Party”) and SoftBank will, for the purpose of privatization of LINE, jointly implement a tender offer to acquire all of LINE’s common shares, share options (hereinafter referred to as “Share Options”), convertible bonds with share option (hereinafter referred to as “LINE CB”), American Depository Receipts, one of which represents one (1) LINE common share (hereinafter referred to as “American Depository Receipts”). (in each case excluding ones owned by NAVER or LINE (excluding LINE common shares belonging to the trust assets under LINE’s share benefit trust plan), collectively referred to as “Subject LINE Shares”) (hereinafter referred to as “LINE TOB”).

(2)

In the event that LINE TOB is concluded but not all of Subject LINE Shares are acquired in LINE TOB, squeeze-out procedures (hereinafter referred to as “LINE Squeeze-out”) will be undertaken through share consolidation or other methods to limit LINE’s shareholders to NAVER Party and SoftBank only and privatize LINE as the JV Company in accordance with the provisions of Article 3.

(3)

LINE (after LINE Squeeze-out) will, as the tender offeror, implement a tender offer for the ZHD common shares (hereinafter referred to as “ZHD TOB”) and Shiodome Z Holdings Co., Ltd. (hereinafter referred to as “SoftBank SPC”) tenders 2,125,366,950 ZHD common shares that it owns, thereby transferring ZHD common shares held by SoftBank through SoftBank SPC to LINE (hereinafter referred to as “ZHD Share Transfer Procedure”).

(4)	LINE will, between SoftBank SPC, implement an absorption-type merger (hereinafter referred to as the “Merger”), in which LINE will be the surviving entity and SoftBank SPC will be the absorbed entity.

(5)

In order for NAVER Party and SoftBank to hold the voting rights in LINE at the rate of 50:50 upon the effectuation of the Merger, SoftBank will transfer a certain portion of its LINE common shares to NAVER Party (hereinafter referred to as the “Shareholding Adjustment”).

(6)

LINE will transfer all businesses operated by LINE to an entity under ZHD and implement certain procedures so that ZHD will become the Integration Holding Company (hereinafter referred to as the “LINE Business Transfer Procedures”).

Section 1.4 (Expected Schedule of the Transaction)

The expected basic schedule for implementing the Transaction shall be as follows; provided, however, that in the event of the necessity to change such schedule in accordance with the progress of the Transaction, the Parties shall consult with each other in good faith with regard to the change of such schedule.

(1)	December 23, 2019	:	Execution of the Definitive Agreements

(2)	January, 2020 (Planned)	:	Execution of the Demerger Agreement

(3)	January, 2020 (Planned)	:	Execution of the Share Exchange Agreement

(4)	March 2020 (Planned)	:	ZHD general Shareholders Meeting to approve the Share Exchange Agreement

(5)	May - June 2020 (Planned) (as soon as practicable after the satisfaction or waiver of all of the conditions set forth in Section 2.1, Paragraph 2)	:	Commencement of LINE TOB

(6)	September 2020 (Planned) (After the effectuation of the Share Consolidation set forth in Section 3.1, Paragraph 1)	:	LINE’s general shareholders meeting in relation to the approval of the Demerger Agreement provided for in Section 4.7, Paragraph 2

(7)	October 2020 (Planned) (After the effectuation of the Share Consolidation set forth in Section 3.1, Paragraph 1)	:	The date of completion of the Shareholding Adjustment and ZHD Shares Transfer Procedure, the effective date of the Merger, the effective date of the Demerger provided for in Section 4.7, Paragraph 3 and the effective date of the Share Exchange provided for in Section 4.8, Paragraph 5

Article 2. LINE TOB

Section 2.1 (Conditions for LINE TOB)

1.

SoftBank shall itself, and NAVER shall itself or cause NAVER Sub (NAVER or NAVER Sub which acts as tender offeror of LINE TOB hereinafter referred to as the “Offeror Entity (NAVER)”) to, subject to the satisfaction or waiver of all of the conditions set forth in the following paragraph, jointly implement LINE TOB in accordance with the applicable Laws and Regulations and the Business Integration Agreement substantially in the following conditions.

(1)	Tender Offeror	:	SoftBank and Offeror Entity (NAVER)

(2)	Subject Shares	:	Subject LINE Shares

(3)	Tender Offer Price	:

JPY 5,380 per common share (hereinafter referred to as “LINE TOB Price”)

JPY 5,380 per one unit of the American Depository Receipts

JPY 1 per one unit of the 4th Series Share Options

JPY 1 per one unit of the 5th Series Share Options

JPY 1 per one unit of the 6th Series Share Options

JPY 1 per one unit of the 7th Series Share Options

JPY 1 per one unit of the 8th Series Share Options

JPY 1 per one unit of the 10th Series Share Options

JPY 1 per one unit of the 11th Series Share Options

JPY 1 per one unit of the 13th Series Share Options

JPY 1 per one unit of the 14th Series Share Options

JPY 1 per one unit of the 16th Series Share Options

JPY 1 per one unit of the 17th Series Share Options

JPY 1 per one unit of the 18th Series Share Options

JPY 1 per one unit of the 19th Series Share Options

JPY 1 per one unit of the 20th Series Share Options

JPY 1 per one unit of the 22nd Series Share Options

JPY 1 per one unit of the 23rd Series Share Options

JPY 1 per one unit of the 24th Series Share Options

JPY 1 per one unit of the 25th Series Share Options if the 25th Series Share Options are issued on or after April 3, 2020

JPY 7,203,820 per JPY 10,000,000 face value of LINE CB due 2023

JPY 7,155,400 per JPY 10,000,000 face value of LINE CB due 2025

(4)	Number of Shares Planned to be Purchased	:	Upper limit: None Lower limit: None

(5)	Commencement Date of Tender Offer	:	The date to be separately agreed by both Shareholder Parties, aiming to commence as soon as the satisfaction of the conditions set forth in Item (9) of the following Paragraph (hereinafter referred to as the “LINE TOB Commencement Date”).

(6)	Tender Offer Period	:	Period between 30 Business Days and 60 Business Days and to be agreed upon separately by SoftBank and NAVER.

(7)	Distribution of Purchases	:	For each class of Subject LINE Shares tendered in LINE TOB, SoftBank shall purchase the number of shares equal to 50% thereof and the Offeror Entity (NAVER) shall purchase the number of shares equal to the remaining 50% (provided, however, that if a fraction is generated in the number of the Subject LINE Shares of each class to be purchased by each tender offeror, the number of the Subject LINE Shares of the said class to be purchased by SoftBank shall be rounded up, and the number of the Subject LINE Shares of the said class to be purchased by Offeror Entity (NAVER) shall be rounded down).

(8)	Settlement Start Date	:	Without delay after the expiration of the Tender Offer Period

(9)	Withdrawal	:	SoftBank and the Offeror Entity (NAVER) may, upon mutual consent of both Shareholder Parties and to the extent permitted by the Laws and Regulations (including the cases where the withdrawal conditions specified in the Tender Offer Statement are met), with prior discussion with both of the Integration Parties, withdraw LINE TOB or modify the terms and conditions of LINE TOB.

2.

The commencement of LINE TOB prescribed in the preceding paragraph shall be subject to the satisfaction of all of the following conditions listed in the Items below; provided, however, that the Parties may waive all or any of these conditions by an agreement among all Parties (excluding the Party who causes any unsatisfaction of a condition precedent due to its breach of its representation, warranty or obligation, and in the case of Item (11), excluding the Party to whom a MAC has occurred or become known).

(1)	The Board of Directors of LINE by unanimous resolution of all non-interested directors, expresses the LINE Support Opinion and the LINE Support Opinion has not been amended or withdrawn;

(2)

LINE’s special committee established in connection with the LINE TOB (hereinafter referred to as the “LINE Special Committee”) submits its opinion to LINE’s Board of Directors to the effect that it is appropriate to make LINE Support Opinion, and the opinion has not been amended or withdrawn.

(3)

ZHD’s special committee established in connection with the Business Integration (hereinafter referred to as the “ZHD Special Committee”) submits its opinion to the Board of Directors of ZHD that the Business Integration is not disadvantageous to ZHD’s minority shareholders and that the opinion has not been amended or withdrawn.

(4)	All of the representations and warranties made by each Party provided in Article 5 are in material respects true and correct.

(5)

All of the obligations under the Business Integration Agreement that each Party must comply with or perform prior to the LINE TOB Commencement Date have been complied with or fulfilled in material respects.

(6)

The Share Exchange Agreement and other matters which require the approval of the general shareholders’ meeting of ZHD with respect to the Business Integration (excluding the appointment of directors of ZHD in accordance with the Integration Parties Agreement) has been approved by the general shareholders meeting of ZHD, and such approved resolution remains in effect.

(7)

If an annual general meeting of shareholders is held prior to the LINE TOB Commencement Date, at such annual general meeting of shareholders, the approval resolution for the appointment of the directors of ZHD in accordance with the provisions of the Integration Parties Agreement is obtained, and the said approval resolution remains in force.

(8)	Implementation of the Transaction does not constitute or is not reasonably expected to constitute a violation of the Laws and Regulations.

(9)	All Clearance Procedures required to implement the LINE TOB and LINE Squeeze-out are completed.

(10)	There exist no Governmental Body Decisions to restrict or prohibit the Transaction.

(11)	MAC has not occurred or been identified.

(12)

There is no Material Fact Pertaining to Business (as defined in Article 166, Paragraph 2 of the FIEA; the same shall apply hereinafter) of LINE which is not Publicized (as defined in Article 166, Paragraph 4 of the FIEA; the same shall apply in Paragraph 5 (i) of the following section) by LINE, and LINE has delivered a document evidencing such absence to both Shareholder Parties.

(13)	All Definitive Agreements shall remain in full force and effect.

Section 2.2 (Support of LINE TOB)

1.

On the date of execution of the Business Integration Agreement, LINE shall, with the unanimous resolution of all non-interested directors at LINE’s meeting of the Board of Directors, support the LINE TOB when the LINE TOB is implemented and recommend that LINE shareholders and American Depository Receipt holders tender their shares to the LINE TOB (provided, however, that whether or not for the Share Options and the LINE CB to tender for the LINE TOB shall be left to the judgment of the holders of the Share Options and the bondholders of the LINE CB) (hereinafter referred to as the “LINE Support Opinion”) and publicly announce to that effect.

2.

In the event that SoftBank and NAVER Party announce the commencement of LINE TOB, LINE shall, on the condition that the LINE Special Committee submits its opinion to the Board of Directors of LINE to the effect that it is appropriate to make the LINE Support Opinion and that it has not been changed or withdrawn, with the unanimous resolution of all non-interested directors at LINE’s meeting of the Board of Directors, issue the LINE Support Opinion and shall submit a statement of opinion setting forth the content of the LINE Support Opinion in accordance with the Laws and Regulations.

3.

LINE shall, on the condition that the LINE Special Committee submits its opinion to the Board of Directors of LINE that it is appropriate to make the LINE Support Opinion and that it has not been changed or withdrawn, from the date of execution of the Business Integration Agreement until the expiration of the LINE TOB Tender Offer period, maintain the LINE Support Opinion made in accordance with the preceding two paragraphs, and shall not make any change or withdrawal thereof; provided, however, that this shall not apply to the case where a tender offer for all or part of the Subject LINE Shares by a third party is commenced prior to the expiration of the LINE TOB Tender Offer period, and it is reasonably determined by the Boards of Directors of LINE that it is likely that the maintenance of the LINE Support Opinion constitutes a violation of the duty of due care of a prudent manager of the directors of LINE. In the case where LINE changes or withdraws the LINE Support Opinion made pursuant to preceding 2 Paragraphs, immediately notify SoftBank and NAVER Party in writing to that effect and of the specific grounds for making such determination

4.

Each Party shall cooperate with each other on matters that are reasonable and required to facilitate the submission of the LINE TOB applications by the LINE shareholders (other than NAVER) or the holder of the American Depository Receipts.

5.

If a Party becomes aware of (i) any Material Fact Pertaining to Business of LINE which is not Publicized or (ii) any Fact Concerning Launch of a Tender Offer or Fact Concerning Suspension of a Tender Offer (as defined in Article 167, Paragraph 2 of the FIEA) which is not Publicized (as defined in Article 167, Paragraph 4 of the FIEA) by the LINE TOB Commencement Date, such Party shall notify other Parties of the same, and the Parties shall consult in good faith about measures to proceed the LINE TOB legally, including LINE’s Publicization of any material fact set forth in (i).

Article 3. LINE Squeeze-out

Section 3.1 (Procedures for LINE Squeeze-out)

1.

In the event that not all of the Subject LINE Shares have been acquired through LINE TOB, LINE shall implement a share consolidation to leave its shareholders as only SoftBank and NAVER Party (with the share consolidation ratio meeting the following conditions and as determined by a separate agreement between the Shareholder Parties; hereinafter referred to as the “Share Consolidation”) and hold an extraordinary general meeting of shareholders, which shall include in the agenda items to be deliberated for the purpose of implementing Share Consolidation the matters concerning the Share Consolidation pursuant to Article 180(2) of the Companies Act and partially amending the articles of incorporation to abolish the provisions on the number of shares per unit subject to the Share Consolidation coming into force. The date of such meeting of shareholders shall be subsequent to the date on which LINE TOB’s settlement commences and the date to be separately agreed upon by the Shareholder Parties and LINE as the date of such extraordinary general meeting of shareholders. SoftBank and NAVER Party shall vote in favor of each such proposal at such extraordinary general meeting of shareholders.

(1)	The number of LINE common shares held by SoftBank and by NAVER Party after the effectuation of the Share Consolidation shall be one or more share for each;

(2)

It is reasonably determined that, after the Share Consolidation comes into effect, the number of LINE common shares held by shareholders of LINE other than SoftBank and NAVER Party will constitute a fraction of less than one share.

(3)	The sum of the fractions of LINE common shares resulting from the Share Consolidation shall not be less than one (1) share.

(4)	To the extent that the conditions set forth in the preceding items are satisfied, the following matters shall be realized to the extent reasonably possible:

(i)	Fraction arising from LINE common shares held by NAVER through the Share Consolidation shall be the minimum.

(ii)	The integral part of the sum of the fractions of LINE common share resulting from the Share Consolidation shall be an even number of two or more shares.

2.

Notwithstanding the provisions of the preceding paragraph, during the period between the completion of settlement of the LINE TOB and the effectuation of the Share Consolidation, in the event that the condition set forth in item (2) of the preceding Paragraph will not be satisfied, the Parties shall negotiate in good faith with regard to the change of the implementation methods of LINE Squeeze-out as set forth in the preceding Paragraph.

3.

LINE shall, in connection with the implementation of LINE Squeeze-out, take such steps as may be required to delist the American Depository Receipts on the New York Stock Exchange and other Parties (NAVER Party in the case of NAVER) shall cooperate with LINE, to the extent reasonably practicable and necessary, on any matter requested by LINE for the smooth implementation of such procedures.

4.

Subject to the effectuation of the Share Consolidation, LINE shall, as soon as practicable, sell to SoftBank and NAVER Party in equal amount, LINE common shares equivalent to the total of the fractions of LINE common shares held by LINE shareholders (hereinafter referred to as the “Total Fractional Shares” and in case such total includes any fraction which is less than one share such fraction shall be discarded) with the price amount obtained by multiplying such total amount (for the avoidance of doubt, this includes such fractions) and the share consolidation ratio from the Share Consolidation and the LINE TOB Price. To such effect, LINE shall apply for the permission of the court of voluntary sale in accordance with the procedures stipulated in Article 235 of the Companies Act and other relevant laws and regulations, and SoftBank and NAVER Party shall, under the condition that the court’s permission regarding such sale is obtained, thereafter immediately purchase the Total Fractional Shares in equal amount.

5.

Subject to the completion of each of the actions set forth in Paragraphs 1 and 4, LINE shall apply to the Kanto Local Finance Bureau for the suspension of its obligations to submit an Annual Securities Report.

6.

Subject to the completion of each of the actions set forth in Paragraphs 1, 3 and 4, LINE shall, as soon as practicable, split LINE common shares at the same share split rate as the share consolidation rate under the Share Consolidation (hereinafter referred to as the “Share Split”); provided, however, that this shall not apply to the cases where both Shareholder Parties agree otherwise.

7.

Notwithstanding the provisions of Paragraph 4, in the event that the Total Fractional Shares cannot be purchased equally by SoftBank and NAVER Party, as soon as practicable after the effectuation of the Share Split set forth in the preceding Paragraph, LINE common shares shall be transferred between SoftBank and NAVER Party in order to realize the same voting rights and economic conditions as if the Total Fractional Shares had been purchased in accordance with the provisions of Paragraph 4.4.

8.

In the event that LINE acquires LINE common shares in response to a request for the purchase of shares by its shareholders in accordance with Article 182-4, Paragraph 1 of the Companies Act at the time of the Share Consolidation, and in case LINE’s Executing Person (as defined in Article 462, Paragraph 1 of the Companies Act) assumes the obligation under Article 464, Paragraph 1 of the Companies Act, SoftBank and NAVER Party agree to exempt the said Executing Person from the said obligation as soon as possible after the effective date of the Share Consolidation.

Section 3.2 (Treatment of LINE CB)

1.	NAVER shall not exercise the rights to subscribe for new shares attached to LINE CB with respect to any and all LINE CB held by it as of the date of execution of the Business Integration Agreement.

2.	SoftBank and NAVER Party shall not exercise the Share Options attached to such LINE CB with respect to any and all LINE CB acquired through LINE TOB (if any).

3.

With respect to any LINE CB issued by LINE as of the date of execution of the Business Integration Agreement which has not been tendered in the LINE TOB and which has not been converted into LINE common shares by the conversion date established in connection with the LINE Squeeze-out or the LINE TOB as set forth in the terms and conditions of LINE CB (including, but not limited to, any LINE CB held by NAVER), LINE shall redeem all of them in accordance with the advanced redemption obligations set forth in such terms and conditions of LINE CB by the day before the effective date of the Demerger at the latest.

Article 4. Procedures after the Share Consolidation

Section 4.1 (Proceeding the Procedures Following the Share Consolidation)

1.

If MAC occurs or becomes known on or after the LINE TOB Commencement Date, a Party may notify all other Parties to that effect (hereinafter, the “MAC Notice”) by the day before the ZHD TOB Commencement Date and request consultation.

2.

Upon receipt of MAC Notice from any other Party, the Parties shall consult in good faith about changes in the methods or schedules of the Transaction or other solutions (including amendment of the Definitive Agreements).

Section 4.2 (ZHD Shares Transfer Procedures – Conditions for ZHD TOB)

1.

Subject to the satisfaction or waiver of all of the conditions precedent set forth in the following Paragraph, LINE shall, in accordance with the applicable Laws and Regulations and the provisions of the Business Integration Agreement, implement the ZHD TOB substantially in the following conditions.

(1)	Offeror	:	LINE

(2)	Subject shares	:	ZHD common shares

(3)	Tender offer price	:	JPY 348 per one (1) common share; provided, however, that if the 5% discounted price of the lower of (a) the closing price of ZHD common shares on the First Section of the Tokyo Stock Exchange as of the last business day before the ZHD TOB Commencement Date or (b) the simple average of the closing price for the preceding one month period ending on such date (any fraction resulting thereof shall be rounded off) is lower than JPY348, such amount.

(4)	Number of shares planned to purchase	:	Upper limit: 2,125,366,950 shares Lower limit: 2,125,366,950 shares

(5)	Purchase conditions	:	If the total number of tendered shares is less than the lower limit of shares to be purchased (2,125,366,950 shares), the tender offeror will not purchase any of the tendered shares. If the total number of tendered shares exceeds the upper limit of shares to be purchased (2,125,366,950 shares), the tender offeror shall not purchase the exceeding number of shares, in whole or in part, and shall effect other settlement procedures for its purchase using the pro rata method specified in Article 27-13, Paragraph 5 of the FIEA and Article 32 of the Cabinet Office Order on Disclosure Required for Tender Offer for Share Certificates by Persons Other Than Issuers.

(6)	Tender offer period	:	20 Business Days from the date to be separately agreed among all Parties as the commencement date of the ZHD TOB (hereinafter, the “ZHD TOB Commencement Date”), ensuring a simultaneous progress of the ZHD Shares Transfer Procedures and the LINE Business Transfer Procedures and assuming that the day after the ZHD TOB settlement commencement date and the effective date of the Share Exchange shall be the same date (or as close as possible).

(7)	Settlement commencement date	:	Without delay after the expiration of the tender offer period

(8)	Withdraw	:	LINE may withdraw, or change the conditions in, the ZHD TOB to the extent permitted by Laws and Regulations (including the case where the withdrawal conditions specified in the tender offer statement are met) but only if it has agreed with all other Parties.

2.

The commencement of the ZHD TOB set forth in the preceding Paragraph shall be subject to the satisfaction of all of the conditions set forth in the Items below; provided, however, that the Parties may waive any or all of such conditions by an agreement among all Parties (excluding the Party who causes any unsatisfaction of the conditions due to its breach of the obligations, and in the case of Item (9), excluding the Party to whom a MAC has occurred or become known).

(1)	ZHD expresses the ZHD Support Opinion by the resolution of the Board of Directors of ZHD in accordance with the provision of Section 4.4 and the ZHD Support Opinion has not been amended or withdrawn.

(2)	The Share Consolidation has become effective.

(3)	All obligations under the Business Integration Agreement which each Party must comply with or perform before the ZHD TOB Commencement Date have been complied with or performed in material respects.

(4)

If the annual shareholders’ meeting of ZHD is held prior to the ZHD TOB Commencement Date, such shareholders’ meeting approves the appointment of directors of ZHD in accordance with the provisions of the Integration Parties Agreement, and such approval is maintained in full force and effect.

(5)

LINE OpCo is reasonably expected to be registered as an Issuer of Prepaid Payment Instruments for Third-Party Business under Article 7 of the Payment Services Act (Act No. 59 of 2009) (hereinafter, the “Issuer Registration”) by the day before the effective date of the Demerger.

(6)	Implementation of the Transaction does not, or is not reasonably expected to, constitute a violation of the Laws and Regulations.

(7)	All Clearance Procedures required to implement the Transaction (excluding the LINE TOB and LINE Squeeze-out) are completed.

(8)	There exist no Governmental Body Decisions to restrict or prohibit the Transaction.

(9)	None of the Parties has delivered a MAC Notice (for the avoidance of doubt, it shall meet the requirements set forth in Section 4.1, Paragraph 1; the same shall apply hereinafter).

(10)

There is no Material Fact Pertaining to Business (as defined in Article 166, Paragraph 2 of the FIEA; the same shall apply hereinafter) of ZHD which is not Publicized (as defined in Article 166, Paragraph 4 of the FIEA; the same shall apply in Section 4.4, Paragraph 5(i)) by ZHD, and ZHD has delivered a document evidencing such absence to LINE.

(11)	All Definitive Agreements shall remain in full force and effect.

Section 4.3 (ZHD Shares Transfer Procedures – Issuance of Bonds to SoftBank by LINE)

1.

LINE shall, subject to the completion of the ZHD TOB, issue the bonds (hereinafter, the “Bonds”) to SoftBank on the date two Business Days prior to the settlement commencement date of the ZHD TOB substantially in accordance with the following terms and conditions.

(1)	Total amount of the Bonds	:	Amount equal to the purchase price in ZHD TOB

(2)	Amount of each Bond	:	The same as the total amount of the Bonds

(3)	Amount to be paid for the Bonds	:	Amount equal to the purchase price in ZHD TOB

(4)	Payment date of the Bonds	:	The date two Business Days prior to the settlement commencement date of the ZHD TOB

(5)	Interest rate of the Bonds	:	Interest rate to be agreed between the Shareholder Parties

(6)	Due date for redemption	:	Date when one year has elapsed from the date of issuance of the Bonds

(7)	Early redemption	:	LINE may redeem all of the remaining Bonds at any time after the day following the payment date. LINE shall not be required to make any payments such as breakup fee and commission fee in relation to such early redemption except for payment of the principal and interest thereof.

(8)	Bond administrator	:	No bond administrator will be appointed for the Bonds.

(9)	Transfer restriction	:	Holders of the Bonds may not assign their Bonds without the prior written consent of LINE.

(10)	Exemption from notification	:	With respect to the Bonds, the Solicitation for Newly Issued Securities, etc. falls under the case specified in Article 2, Paragraph 3, Item (2)(ha) of the FIEA, and no notification pursuant to Article 4, Paragraph 1 of the FIEA will be filed.

2.	LINE shall redeem all of the Bonds as soon as practically possible after the Merger, and both Shareholder Parties shall cooperate with such redemption.

Section 4.4 (ZHD Shares Transfer Procedures – Supporting ZHD TOB)

1.

ZHD shall, as of the date of the Business Integration Agreement, express its opinions supporting the ZHD TOB if the ZHD TOB is implemented (hereinafter, the “ZHD Support Opinion”) by resolution of the Board of Directors of ZHD, and announce to that effect.

2.

In the event that LINE announces the commencement of the ZHD TOB, ZHD shall, by the resolution of the Board of Directors of ZHD, express the ZHD Support Opinion and submit a statement of opinion describing the content of the ZHD Support Opinion in accordance with the Laws and Regulations.

3.

From the date of the execution of the Business Integration Agreement until the expiration of the tender offer period of the ZHD TOB, ZHD shall maintain the ZHD Support Opinion made pursuant to the preceding two Paragraphs and shall not make any change or withdrawal thereof.

4.

SoftBank shall cause SoftBank SPC to, and LINE shall, execute the tender offer agreement (hereinafter, the “Tender Offer Agreement”) in the form and substance set forth in Exhibit 4.4.4 as of the date of the Business Integration Agreement.

5.

If a Party becomes aware of (i) any Material Fact Pertaining to Business of ZHD which is not Publicized or (ii) any Fact Concerning Launch of a Tender Offer or Fact Concerning Suspension of a Tender Offer (as defined in Article 167, Paragraph 2 of the FIEA) which is not Publicized (as defined in Article 167, Paragraph 4 of the FIEA) by the ZHD TOB Commencement Date, such Party shall notify other Parties of the same, and the Parties shall consult in good faith about measures to proceed the ZHD TOB legally, including ZHD’s Publicization of any material fact set forth in (i).

Section 4.5 (Merger between SoftBank SPC and LINE)

1.

LINE shall, and SoftBank shall cause SoftBank SPC to, enter into a merger agreement (hereinafter, the “Merger Agreement”) substantially containing the following conditions as soon as practically possible after the execution of the Business Integration Agreement and no later than the effective date of the Share Consolidation, and implement the Merger in accordance with the provisions of the Business Integration Agreement; provided, however, that the Merger shall become effective on the condition that (i) (a) the settlement of ZHD TOB has been completed and (b) if the transfer of ZHD common shares from SoftBank SPC to SoftBank is to be implemented in accordance with the provision of Paragraph 3, such share transfer is completed and SoftBank SPC holds cash in the amount equal to or more than the total amount of the Bonds and, (ii) the Shareholding Adjustment has been completed (provided, however, that such conditions may be waived by the agreement of all Parties).

(1)	Effectuation: The Merger shall become effective on the condition that the conditions precedent set forth in the proviso of this Paragraph are satisfied or waived.

(2)

Matters concerning merger consideration and allotment thereof: Calculated based on the total number of outstanding shares (excluding the treasury shares (provided that such treasury shares do not include LINE common shares belonging to trust property in LINE Stock Benefit Trust)) in each of LINE and ZHD as of September 30, 2019, the merger consolidation shall be 180,882,293 LINE common shares (provided, however, that the effect of the LINE Squeeze-out shall be reflected and, upon the occurrence of any events which reasonably require adjustments, this shall be adjusted as SoftBank and NAVER separately agree), and all of which shall be allocated to SoftBank.

2.

LINE shall by itself and SoftBank shall cause SoftBank SPC to, as soon as practically possible after the effective date of the Share Consolidation and no later than the day before the ZHD TOB settlement commencement date, convene and hold an extraordinary general shareholders’ meeting, the agenda of which includes the approval of the Merger Agreement. The Shareholder Parties shall exercise their voting rights to approve the Merger Agreement at such LINE’s extraordinary shareholders’ meeting, and SoftBank shall exercise its voting rights to approve the Merger Agreement at SoftBank SPC’s extraordinary general shareholders’ meeting.

3.

In the event that the shareholders of ZHD other than SoftBank SPC tender for the ZHD TOB and, due to such event, part of ZHD common shares tendered by SoftBank SPC is not acquired by LINE through the ZHD TOB, SoftBank shall, after the expiration of the tender offer period of the ZHD TOB but before the ZHD TOB settlement commencement date, purchase from SoftBank SPC all of the ZHD common shares which SoftBank SPC tendered for the ZHD TOB but are not acquired by LINE through the ZHD TOB and are returned to SoftBank SPC, and SoftBank SPC shall sell such shares to SoftBank (for the avoidance of doubt, such share transfer has to become effective prior to the ZHD TOB settlement commencement date). The transfer price per one ZHD common share in such share transfer shall be the amount equal to the tender offer price in the ZHD TOB.

Section 4.6 (Shareholding Adjustment)

The Shareholding Adjustment shall be implemented in accordance with the provisions of the Transaction Agreement by the day before the ZHD TOB settlement commencement date.

Section 4.7 (LINE Business Transfer Procedures – Demerger of LINE Business)

1.

LINE shall, promptly after the execution of the Business Integration Agreement and no later than the end of January 2020, enter into a demerger agreement (hereinafter, the “Demerger Agreement”), substantially in the form and substance set forth in Exhibit 4.7.1, with LINE Demerger Preparation Corporation (hereinafter, the “LINE OpCo”) which LINE newly establishes as its wholly-owned subsidiary.

2.

LINE shall, as soon as practicable after the effective date of the Share Consolidation, convene and hold an extraordinary shareholders’ meeting, the agenda of which includes the approval of the Demerger Agreement. SoftBank and NAVER shall exercise voting rights to approve the Demerger Agreement at such extraordinary shareholders’ meeting.

3.

LINE shall implement an absorption-type corporate demerger in which all of LINE’s business will be succeeded to LINE OpCo (hereinafter, the “Demerger”) in accordance with the provisions of the Demerger Agreement on the condition (i) that the Merger becomes effective and (ii) that LINE has completed the Issuer Registration and such registration has not been deleted (provided, however, that such conditions may be waived in whole or in part by the agreement of all Parties).

4.

If, as to the rights and obligations set forth in the exhibit of rights and obligations to be succeeded under the Demerger Agreement, LINE (i) found that there are certain assets which will not be succeeded to LINE OpCo by the Demerger or (ii) determined that certain assets should not be succeeded to LINE OpCo by the Demerger, LINE shall, after consultation with other Parties, otherwise transfer those assets prior to the effective date of the Demerger.

Section 4.8 (LINE Business Transfer Procedures – Share Exchange between ZHD and LINE OpCo)

1.

ZHD shall, promptly after the execution of the Business Integration Agreement and no later than the end of January 2020, enter into a share exchange agreement (hereinafter, the “Share Exchange Agreement”) with LINE OpCo in the form and substance set forth in Exhibit 4.8.1.

2.

Following the execution of the Share Exchange Agreement, ZHD shall (i) by March 31, 2020, convene and hold an extraordinary general shareholders’ meeting, the agenda of which includes the approval of the Share Exchange Agreement and other matters which require the approval of the shareholders’ meeting of ZHD with respect to the Business Integration (excluding the appointment of directors of ZHD in accordance with the Integration Parties Agreement) and (ii) convene and hold an ordinary general shareholders’ meeting, the agenda of which includes the appointment of directors of ZHD in accordance with the Integration Parties Agreement. SoftBank shall cause SoftBank SPC to vote in favor of such proposals at each shareholders’ meeting of ZHD as set forth in this Paragraph. In the event any proposal set forth in this Paragraph is rejected, the Parties shall consult in good faith about solutions.

3.

The convening and holding of the extraordinary shareholders’ meeting set forth in (i) of the preceding Paragraph shall be subject to the satisfaction of all of the following conditions; provided, however, that the Parties may waive any or all of such conditions by an agreement among all Parties (excluding the Party who causes any unsatisfaction of the conditions due to its breach of representations and warranties or its obligations, and as to Item (8), excluding a Party to whom a MAC has occurred or become known).

(1)	The Board of Directors of LINE, by a unanimous resolution of directors without conflicts of interest, expresses LINE Support Opinion, and such opinion has not been changed or withdrawn.

(2)	LINE Special Committee advises the Board of Directors of LINE that it would be appropriate to express the LINE Support Opinion, and such advice has not been changed or withdrawn.

(3)

ZHD Special Committee advises the Board of Directors of ZHD that the Business Integration would not be disadvantageous to ZHD’s minority shareholders, and such advice has not been amended or withdrawn.

(4)	All of the representations and warranties of each Party set forth in Article 5 are true and accurate in material respects.

(5)

All obligations under the Business Integration Agreement which each Party must comply with or perform have been complied with or performed in material respects by the convening and holding of such extraordinary general shareholders’ meeting.

(6)	The implementation of the Transaction does not, and is not reasonably expected to, constitute a violation of Laws and Regulations.

(7)	There are no Governmental Body Decisions restricting or prohibiting the Transaction.

(8)	MAC has not occurred or become known.

(9)	All Definitive Agreements remain in full force and effect.

4.

LINE shall cause LINE OpCo to adjust the total number of outstanding shares in LINE OpCo by way of share split or otherwise so that the total number of outstanding shares in LINE OpCo immediately prior to the Share Exchange is 240,960,343, which is the same number as the total number of outstanding shares in LINE as of September 30, 2019 (excluding the treasury shares (provided that such treasury shares do not include LINE common shares belonging to trust property in LINE Stock Benefit Trust)).

5.

ZHD shall, on the date after the effective date of the Demerger, implement the share exchange in which ZHD becomes the share exchange wholly-owning parent company and LINE OpCo becomes the share exchange wholly-owned subsidiary in accordance with the provisions of the Share Exchange Agreement (hereinafter, the “Share Exchange”) on the conditions (i) that the Demerger becomes effective and (ii) that the adjustment of the total number of outstanding shares in LINE OpCo provided in the preceding Paragraph is completed (provided, however, that the Parties may waive any or all of such conditions by all Parties’ agreement).

6.

Subject to the adjustment of the total number of outstanding shares in LINE OpCo provided in Paragraph 4 above, ZHD shall, by the Share Exchange, allot and deliver 11.75 ZHD common shares for each LINE common share (the ratio of the Share Exchange shall be referred to as the “Integration Ratio”).

7.

During the period from the date of execution of the Business Integration Agreement to the effective date of the Demerger, LINE shall cause LINE OpCo not to take any action other than preparations for the Demerger or other actions contemplated under the Definitive Agreement or any action obliged under the applicable Laws and Regulations.

Section 4.9 (Amendment of the Demerger Agreement and Share Exchange Agreement)

1.

If a MAC Notice is given by any Party, and if the consultations set forth in Section 4.1, Paragraph 2 fail to come to an agreement and it is necessary to ensure the implementation of the Demerger and Share Exchange in accordance with the preceding two Sections (including securing the right to claim non-satisfaction of the conditions precedent set forth in Paragraph 3 of Section 4.7 and Paragraph 5 of the preceding Section), each Party may conduct the following acts:

(1)

LINE may, by the agreement between LINE and LINE OpCo, (i) change the effective date of the Demerger set forth in the Demerger Agreement or, (ii) if it is reasonably determined that such change would not be a solution, to terminate the Demerger Agreement; and

(2)

ZHD may, and LINE may cause LINE OpCo to, (i) by mutual consent, change the effective date of the Share Exchange set forth in the Share Exchange Agreement; or (ii) if it is reasonably determined that such change would not be a solution, by mutual consent or in accordance with the provisions of the Share Exchange Agreement, to terminate the Share Exchange Agreement.

2.

In the event that, during the period from the ZHD TOB Commencement Date to the time immediately prior to the Share Exchange, a MAC with respect to either Integration Party has occurred or becomes known, and it becomes known that a material damage to the share value of the Integration Party used as the basis for calculating the Integration Ratio had or has occurred due to such MAC, such Integration Party shall immediately (but no later than the time immediately prior to the Share Exchange) notify all other Parties of the same, and the Parties shall, upon receipt of such notice from either Integration Party, consult in good faith about solutions including whether to take actions set forth in each Item of the preceding Paragraph and make changes in schedule. In the case of failure of consultation by the time immediately before the effectuation of the Share Exchange (including the failure of the obligation to give notice prior to the consultation), a Party may demand indemnification to other Parties in accordance with the provisions of Section 7.1, Paragraphs 2 and 3, and in such case, (i) if such damage had or has occurred on ZHD Group as the Integration Party, regardless of whether there is a breach of the representations and warranties of ZHD or the obligations of ZHD set forth in Section 6.2, the amount of such damage shall be deemed as the Value Depreciation Loss of ZHD Shares and (ii) if such damage had or has occurred on LINE Group as the Integration Party, regardless of whether there is a breach of the representations and warranties of LINE or the obligations of LINE set forth in Section 6.2, the amount of such damage shall be deemed as the Value Depreciation Loss of LINE Shares.

Article 5. Representations and Warranties

Section 5.1 (Representations and Warranties of Party)

1.

NAVER represents and warrants to other Parties that on the date of execution of the Business Integration Agreement (if any other date is expressly specified, such specified date), the matters set forth in Exhibit 5.1.1 are true and correct.

2.

LINE represents and warrants to other Parties that on the date of the Business Integration Agreement (if any other date is expressly specified, such specified date), the matters set forth in Exhibit 5.1.2 are true and correct; provided, however, that (i) any matter or event which other Party knows as of the date of execution of the Business Integration Agreement (provided, however, that, in relation to Article 7, the date of execution of the Memorandum of Understanding (All Parties)) or (ii) any matter or event contained in information made available to other Party or its advisors prior to the date of execution of the Business Integration Agreement (provided, however, that, in relation to Article 7, the date of execution of the Memorandum of Understanding (All Parties)) through the due diligence conducted in connection with the Transaction (including information on the virtual data room) which is inconsistent with any description in Exhibit 5.1.2 does not constitute LINE’s breach of the representations and warranties in relation to such Party.

3.

SoftBank represents and warrants to other Parties that on the date of execution of the Business Integration Agreement (if any other date is expressly specified, such specified date), the matters set forth in Exhibit 5.1.3 are true and correct.

4.

ZHD represents and warrants to other Parties that on the date of execution of the Business Integration Agreement (if any other date is expressly specified, such specified date), the matters set forth in Exhibit 5.1.4 are true and correct; provided, however, that (i) any matter or event which other Party knows as of the date of execution of the Business Integration Agreement (provided, however, that, in relation to Article 7, the date of execution of the Memorandum of Understanding (All Parties)) or (ii) any matter or event contained in information made available to other Party or its advisors prior to the date of execution of the Business Integration Agreement (provided, however, that, in relation to Article 7, the date of execution of the Memorandum of Understanding (All Parties)) through the due diligence conducted in connection with the Transaction (including information on the virtual data room) which is inconsistent with any description in Exhibit 5.1.4 does not constitute ZHD’s breach of the representations and warranties in relation to such Party.

Article 6. Covenants

Section 6.1 (Involvement of Shareholder Party in Integration Party)

During the period from the date of execution of the Business Integration Agreement to the effective date of the Share Exchange, each Shareholder Party shall not interfere with the Integration Party Group which is a subsidiary of such Shareholder Party to conduct its business in compliance with applicable Laws and Regulations, with the due care of prudent manager and within the ordinary course of business, and if any event which may have a material impact on the Transaction occurs or is discovered, or the Shareholder Party becomes aware that the Integration Party Group which is a subsidiary of such Shareholder Party is attempting to perform an act which may have a material impact on the Transaction, the Shareholder Party shall, to the extent not inconsistent with the applicable Laws and Regulations, promptly notify the other Parties to that effect and shall consult in good faith upon request from any of the other Parties.

Section 6.2 (Performance of Business by Integration Party)

1.

Each Integration Party shall, from the date of execution of the Business Integration Agreement to the effective date of the Share Exchange, conduct its business in compliance with applicable Laws and Regulations, with the due care of prudent manager and within the ordinary course of business. If any event which may have a material impact on the Transaction occurs or is discovered, the Integration Party shall, to the extent not inconsistent with the applicable Laws and Regulations, promptly notify the other Parties to that effect and shall consult in good faith on solutions upon request from the other Parties.

2.

Each Integration Party shall obtain the prior approval of the other Parties when implementing the following actions (except for any action contemplated under the Definitive Agreements) by itself or any of companies within its Group (for the avoidance of doubt, LINE Group shall include LINE OpCo) during the period from the date of execution of the Business Integration Agreement to the effective date of the Share Exchange; provided, however, that this shall not apply to (i) the acts of companies included in the Integration Party Group that are listed on a financial instruments exchange (hereinafter referred to as the “Listed Subsidiaries”) or companies included in the Listed Subsidiaries Group (with regard to the Listed Subsidiaries, excluding acts that require a resolution at the shareholders’ meeting), (ii) the borrowing by LINE in order to secure the funds necessary for the advanced redemption of LINE CB by LINE in accordance with Section 3.2, Paragraph 3 and a debt guarantee or other measures provided by NAVER as necessary, (iii) the borrowing by LINE for the payment of the expenses and taxes and public charges incurred by LINE in connection with the ZHD TOB and the Merger, and a debt guarantee or other measures provided by a Shareholder Party as necessary, and (iv) the borrowing by LINE for the payment concerning the interests of the Bonds and a debt guarantee or other measures provided by a Shareholder Party as necessary.

(1)	Amendment of the Articles of Incorporation or other important internal rules

(2)	Acquisition of treasury shares (excluding acquisitions upon a demand for purchase of shares less than one unit)

(3)

Issuance of shares, share options or bonds (including bonds with share options) (including disposition of treasury shares and treasury share options, but excluding disposition of treasury shares upon the additional purchase request of shares less than one unit) (excluding the issuance and allotment of share options to LINE Group officers and employees based on the LINE Three-year Remuneration Plan)

(4)	Split or consolidation of shares or allotment of shares or share options without contribution

(5)

Determination or change of the total amount of remuneration for directors (excluding establishing the maximum amount of remuneration, etc. for the share options to be issued and allotted to LINE directors under the LINE Three-year Remuneration Plan)

(6)

Mergers, share exchanges, share transfers, company splits, transfers or receipts of all or a substantial part of business, or other acts equivalent thereto (excluding those carried out among companies included in the same Group and those that do not require timely disclosure by any Integration Party or Subsidiary thereof)

(7)

Transfer or acquisition of Subsidiary’s shares or any other act involving a change in Subsidiary (excluding those carried out among companies included in the same Group and those that do not require timely disclosure by any Integration Party or Subsidiary thereof)

(8)

Reduction in the amount of stated capital or reserve, increase in the amount of stated capital as stipulated in Article 450(1) of the Companies Act, increase in the amount of reserve as stipulated in Article 451(1) of the Companies Act, or appropriation of surplus as stipulated in Article 452 of the Companies Act

(9)	Dividends of surplus with a record date earlier than the effective date of the Share Exchange

(10)

Repayment of any and all debts to current or past shareholders, holders of share options, holders of bonds with share options and other potential shareholders, etc. arising out of or in connection with the Transaction

(11)

In addition to those specified in the preceding items, any act outside the scope of ordinary course of business and which may have a material impact on the implementation of the Transaction or rationality of the Integration Ratio or make it extremely difficult to achieve the purpose of the Transaction

3.

If ZHD becomes knowledgeable about PayPay Corporation intending to implement any action set forth in Item (3) of the preceding Paragraph during the period from the date of the execution of the Business Integration Agreement to the effective date of the Share Exchange, ZHD shall promptly notify LINE of that effect and upon the request from LINE, explain measures to be taken.

Section 6.3 (Clearance Procedures)

1.

Each Party shall make an effort to the extent reasonable and necessary to complete all procedures required under the Competition Laws and Regulations and Investment Restriction Laws and Regulations in each of the countries including Japan, the Republic of Korea, Taiwan and the United States (including the acquisition of Approval and the passage of the required waiting periods and/or the review period; hereinafter referred to as the “Clearance Procedures”) as soon as practically possible. Each Party shall cooperate with each other to the extent reasonable and necessary in order to complete the Clearance Procedures as soon as practicably possible, including by delivering or providing the necessary documents or information directly to the Governmental Body governing the Clearance Procedures or an agent appointed by an agreement among all Parties for the Clearance Procedures.

2.

Each Party shall provide information with respect to the status of the Clearance Procedures to each other to the extent necessary, and the Parties shall negotiate in good faith with respect to the necessary actions in the event that it is found, as a result of the Clearance Procedures, that changes in the steps or structure or schedules of the Transaction or other actions are required to implement the Business Integration.

3.

In addition to those specified in the preceding two paragraphs, the Parties shall determine the settlement of expenses necessary for the Clearance Procedures and any other matters related to the Clearance Procedures after due consultation in good faith.

Section 6.4 (Other Procedures Required under Laws and Regulations)

In addition to the Clearance Procedures, in the event that it is required to obtain any Approval under the Laws and Regulations in connection with the implementation of the Transaction (including obtaining the Issuer Registration by LINE OpCo), each Party shall make an effort and cooperate with other Parties to the extent reasonably possible and necessary in order to complete such acquisition of the Approval as soon as practicably possible.

Section 6.5 (Prohibition of Acquisition or Disposition of Shares in Integration Party)

1.

During the period from the date of execution of the Business Integration Agreement to the effective date of the Share Exchange, neither Party shall acquire or dispose of any Integration Party’s Shares, except as contemplated by the Definitive Agreement; provided, however, that this shall not apply to acquisitions upon a demand for purchase of shares less than one unit or dispositions of treasury shares upon the additional purchase request of shares less than one unit.

2.

NAVER shall, by the day before the effective date of the Share Consolidation, terminate the Global Master Securities Lending Agreement dated September 4, 2018 between NAVER and Morgan Stanley MUFG Securities Co., Ltd. (hereinafter referred to as the “Loan Stock Facility”), and shall receive all of the LINE common share loaned pursuant to the Loan Stock Facility (if any).

Section 6.6 (Cooperation for Seamless Implementation of Transaction)

Each Party shall: (i) not act directly or indirectly to prevent the implementation of the Transaction; (ii) cooperate with each other to the extent reasonably feasible and necessary for the smooth and expeditious implementation of the Transaction (including execution of Contracts, implementation of procedures, provision of information necessary to implement the Transaction, and, in relation to each Shareholder Party, exercise of voting rights pertaining to the Integration Party’s shares held by the Shareholder Party); and (iii) consult with other Parties in good faith with respect to any necessary actions when it is necessary to change steps or structure of the Transaction in light of applicable Laws and Regulations and matters that require coordination with the third parties (including Governmental Bodies).

Section 6.7 (Dividend of Surplus)

ZHD may pay dividends from surplus up to JPY 8.86 per common share with the end of March 2020 as the record date.

Section 6.8 (Resignation of Directors in ZHD)

ZHD shall ensure that other members of the Board of Directors of ZHD shall resign upon the appointment of ZHD’s directors in accordance with the provisions of the Integration Parties Agreement.

Section 6.9 (Cooperation by NAVER Group)

With respect to the Contracts executed between NAVER Group and LINE Group on or before the execution of the Business Integration Agreement (including (i) the Contracts regarding the development of AI pertaining to Clova business, and (ii) the Contracts regarding the provision of IT infrastructure services and related development services), if requested by the Integration Holding Company, NAVER shall cooperate to the extent commercially reasonable to continue, or cause NAVER Group (excluding LINE Group; hereinafter the same shall apply in this section) to continue, such Contracts and any transactions thereunder in the same manner and terms as specified in such Contracts (or in the manner and terms of transactions between independent parties if any of the manner or terms is revised upon expiration or renewal of such Contracts or any other reason) after the Share Exchange becomes effective.

Section 6.10 (Contracts to be Consented (LINE))

1.

LINE shall make a reasonable effort to obtain or cause LINE Group to obtain, from the execution date of the Business Integration Agreement and by the date immediately preceding the effective date of the Share Exchange, a written consent (including a written consent to the effect that with respect to the Contracts containing a Non-Compete Clause (LINE), such non-compete clause shall not be applicable to the business of SBG Group (excluding LINE OpCo Group) after the Share Exchange becomes effective) from each of the other parties to the Contracts to be Consented (LINE) to continue such Contracts and transactions thereunder in a manner and terms substantially equivalent to those currently in effect even after the Share Exchange becomes effective, without requiring any additional economic expenditure by SBG Group.

2.

LINE shall, in connection with the Transaction, make a reasonable best effort to continue, or cause LINE Group to continue, the transactions based on the Material Contracts executed by LINE Group after the Transaction.

3.

LINE shall, or shall cause LINE Group to, notify each of the other parties to the Contracts to be Notified (LINE) or consult with each of such parties in accordance with the provisions of the Contracts to be Notified (LINE) after the execution date of the Business Integration Agreement by the date immediately preceding the effective date of the Share Exchange.

Section 6.11 (Contracts to be Consented (ZHD))

1.

ZHD shall make a reasonable effort to obtain or cause ZHD Group to obtain, from the execution date of the Business Integration Agreement and by the date immediately preceding the effective date of the Share Exchange, a written consent (including a written consent to the effect that with respect to the Contracts containing a Non-Compete Clause (ZHD), such non-compete clause shall not be applicable to the business of LINE OpCo Group after the Share Exchange becomes effective) from each of the other parties to the Contracts to be Consented (ZHD) to continue such Contracts and transactions thereunder in a manner and terms substantially equivalent to those currently in effect even after the Share Exchange becomes effective, without requiring any additional economic expenditure by LINE Group or ZHD Group.

2.

ZHD shall, in connection with the Transaction, make a reasonable best effort to continue, or cause ZHD Group to continue, the transactions based on the Material Contracts executed by ZHD Group after the Transaction.

3.

ZHD shall, or shall cause ZHD Group to, notify each of the other parties to the Contracts to be Notified (ZHD) or consult with each of such parties in accordance with the provisions of the Contracts to be Notified (ZHD) after the execution date of the Business Integration Agreement by the date immediately preceding the effective date of the Share Exchange.

Section 6.12 (Corrective Measures)

1.

LINE shall make best efforts to complete or cause LINE Group to complete, after the execution date of the Business Integration Agreement and by the date immediately preceding the effective date of the Share Exchange, the correction of any material non-compliance with the Laws and Regulations or Governmental Body Decisions in LINE Group.

2.

ZHD shall make best efforts to complete or cause ZHD Group to complete, after the execution date of the Business Integration Agreement and by the date immediately preceding the effective date of the Share Exchange, the correction of any material non-compliance with the Laws and Regulations or Governmental Body Decisions in ZHD Group.

Article 7. Indemnification

Section 7.1 (Indemnification)

1.

In case a Party suffers damage, loss, expense (including reasonable attorneys’ fees, hereinafter, the “Losses”) due to another Party’s any breach of representation or warranty or breach of obligation under the Business Integration Agreement, such Party may claim indemnification from such other breaching Party to the extent there is proximate cause (the Party claiming indemnification under this Section 7.1 shall be hereinafter referred to as the “Claim Party” and the Party being claimed such indemnification shall be referred to as the “Indemnifying Party”).

2.

Notwithstanding the preceding Paragraph, if the Share Exchange becomes effective, the Party may demand indemnification of the Losses set forth in the following Items in accordance with the provisions of the following Items and only to the extent provided in the following Items. All Parties mutually confirm that, notwithstanding any other provisions of the Definitive Agreements, neither Party shall be entitled to more than one right for indemnification with respect to the same Losses arising from the same cause.

(1)

As to the Losses as a result of the stock value of ZHD shares having been damaged or being damaged due to any breach of ZHD’s representations and warranties set forth in Section 5.1, Paragraph 4 or any breach of ZHD’s obligations set forth in Section 6.2 (hereinafter, the “Value Depreciation Loss of ZHD Shares”), (i) only the Shareholder Parties may demand indemnification only from ZHD in proportion to the Shareholding Ratio Immediately After LINE Squeeze-out, and (ii) LINE may not demand indemnification from any other Parties. In the application of this Item, the amount obtained by multiplying (a) the damaged stock value per one ZHD common share due to any breach of ZHD’s representations and warranties set forth in Section 5.1, Paragraph 4 or any breach of ZHD’s obligations set forth in Section 6.2 (notwithstanding the stock price fluctuations in the market place, this shall be the amount of damage to the stock value per one ZHD common share which was the basis of calculation of the Integration Ratio) by (b) the number of ZHD common shares to be allotted to LINE as a result of the Share Exchange, shall be deemed as Value Depreciation Loss of ZHD Shares, based on the total number of outstanding shares in ZHD (excluding the treasury shares) as of September 30, 2019. For the avoidance of doubt, if ZHD breaches any obligation pursuant to the Business Integration Agreement, and as a result, a Party suffers any Losses other than Value Depreciation Loss of ZHD Shares, such Party may demand indemnification from ZHD in accordance with the preceding Paragraph.

(2)

As to the Losses as a result of the stock value of LINE shares having been damaged or being damaged due to any breach of LINE’s representations and warranties set forth in Section 5.1, Paragraph 2 or any breach of LINE’s obligations set forth in Section 6.2 (hereinafter, the “Value Depreciation Loss of LINE Shares”), (i) only ZHD may demand indemnification only from both Shareholder Parties, and both Shareholder Parties shall be liable to indemnify in proportion to the Shareholding Ratio Immediately After LINE Squeeze-out, and (ii) both Shareholder Parties and ZHD may not demand indemnification from LINE. In the application of this Item, the damaged stock value of LINE shares per one LINE share due to any breach of LINE’s representations and warranties set forth in Section 5.1, Paragraph 2 or any breach of LINE’s obligations set forth in Section 6.2 (this shall be the amount of damage to the stock value of LINE shares which is the basis of calculation of the Intergration Ratio and includes the case where the stock value of LINE OpCo is damaged after the Demerger) shall be deemed as Value Depreciation Loss of LINE Shares. For the avoidance of doubt, if LINE breaches any obligation pursuant to the Business Integration Agreement, and as a result, a Party suffers any Losses other than Value Depreciation Loss of LINE Shares, such Party may demand indemnification from LINE in accordance with the preceding Paragraph.

3.

Notwithstanding the provision of Item (2) of the preceding Paragraph, ZHD may only demand indemnification from both of the Shareholder Parties and, in proportion to the Shareholding Ratio Immediately After LINE Squeeze-out, and ZHD may not demand indemnification from only one Shareholder Party or not in proportion to the Shareholding Ratio Immediately After LINE Squeeze-out.

Section 7.2 (Limitation of Indemnification Liability)

1.

A Party may demand for indemnification pursuant to Section 7.1 (excluding demand for indemnification with respect to breach of LINE’s representations and warranties set forth in Items (1) to (3) of Exhibit 5.1.2 and breach of ZHD’s representations and warranties set forth in Items (1) to (3) of Exhibit 5.1.4) only if the total amount of the Losses (as to the demand of indemnification pursuant to Paragraph 2, Item (1) of the preceding Section, the Value Depreciation Loss of ZHD Shares, and as to the demand of indemnification pursuant to Item (2) of the same Paragraph, the Value Depreciation Loss of Line Shares) arising from such breaches is JPY10 billion or more, for the entire amount.

2.

The indemnification obligations of the Indemnifying Party (in relation to the demand for indemnification pursuant to Paragraph 2, Item (2) of the preceding Section; hereinafter the same shall apply) relating to the demand for indemnification pursuant to Paragraph 1 shall be in total no more than the amount obtained by multiplying the stock value per one ZHD common share which is the basis of calculation of the Integration Ratio by the number of ZHD common shares to be allotted to LINE as a result of the Share Exchange, based on the total number of outstanding shares in ZHD (excluding the treasury shares) as of September 30, 2019, and the Indemnifying Party shall not be liable for the indemnification with respect to the exceeded amount.

3.

The limitation of indemnification liability pursuant to each of the preceding Paragraphs shall not apply in cases where the Indemnifying Party has committed any willful fraud or where both Shareholder Parties are the Indemnifying Party and LINE has committed any willful fraud.

Section 7.3 (Time Limit for Indemnification Claim)

Claims for indemnification under Section 7.1 (for avoidance of doubt, including claims for indemnification under Section 4.9, Paragraph 2; the same shall apply hereinafter) shall expire and cease to be effective on the day when twelve (12) months from the effective date of the Share Exchange (in case the Business Integration Agreement terminates prior to the effective date of the Share Exchange, such termination date) have passed (provided, however, on the day when six (6) months have passed for a claim on the breach of obligation to which the due date arrives after the effective date of the Share Exchange (for continuous obligation, the end period of such continuous obligation shall be the due date of such obligation)) when the Claim Party fails to exercise by giving the Indemnifying Party a written notice to the extent reasonably calculable at the time of such notice, the grounds for the indemnification claim and the specific content and amount of the Losses.

Section 7.4 (Third Party Claim)

1.

In the event that a third party files a claim against a Party or a company included in its Group, such as the commencement of a lawsuit, etc. or other claim that may be the cause of an indemnification claim (hereinafter referred to as a “Third Party Claim” and the Party against itself or against its Group company such Third Party Claim is made shall be referred to as a “Third Party Claim Party”), the Third Party Claim Party shall promptly notify the other Party who may be subject to a indemnification claim under this Business Integration Agreement with respect to such Third Party Claim (hereinafter such Party shall be referred to as a “Potential Indemnity Party”) of the fact that such Third Party Claim has been made and the content thereof.

2.

Upon receipt of the notice referred to in the preceding Paragraph, such Potential Indemnity Party may participate, to the extent permitted by Laws and Regulations, in the defense of such Third Party Claim at its own cost.

3.

The Potential Indemnity Party’s participation in the defense pursuant to the preceding Paragraph shall not prevent the Third Party Claim Party or the companies included in its Group from defending such Third Party Claim at its own expense.

Section 7.5 (Provision of Information)

1.

ZHD shall, if there is a request from a Shareholder Party to the effect that it is reasonably necessary to defend against the indemnification claim under Section 7.1, Paragraph 2, Item (2) or to defend as stipulated in Paragraph 2 of the preceding Section, to the extent permissible under the Laws and Regulations, and to the extent not unreasonably interfering the business of ZHD and companies within its Group, cooperate to the extent reasonable to provide opportunities for interviews with officers and employees of ZHD or any of the companies within its Group or to provide other information reasonably requested by the Shareholder Party.

2.

ZHD shall, for 12 months from the effective date of the Share Exchange, in the event it becomes aware of concrete probability of ZHD’s breach of representations and warranties specified in Section 5.1, Paragraph 4, to the extent permissible under the Laws and Regulations, and to the extent not unreasonably interfering the business of ZHD, (i) without delay notify each Shareholder Party in writing or other reasonable method such event with relevant fact, and (ii) in case requested by the Shareholder Party, to the reasonable extent provide information regarding such event; provided, however that this shall not apply in case the Business Integration Agreement terminates before the effective date of the Share Exchange.

Section 7.6 (Obligation to Reduce Loss)

1.

Claim Party shall, by itself or have any companies included in its Group, exercise, or cause to be exercised, commercially reasonable efforts to minimize the amount of the Losses to be indemnified by the Indemnifying Party, (including not making any material and commercially unreasonable compromise with respect to Third Party Claim); provided, however, that this shall not apply to cases where the Indemnifying Party does not cooperate therewith.

2.

Indemnifying Party shall not be responsible to indemnify any increased Loss that is increased due to the breach of obligation set forth in the preceding Paragraph by Claim Party or any of the companies within its Group (in case of SoftBank, excluding companies within ZHD Group).

Section 7.7 (Restrictions on Other Indemnification Claim)

Claims against any Party of the Losses arising in any other Parties in connection with the Business Integration Agreement may only be made in accordance with this Article and, except for indemnification claim under Section 7.1, no Party may claim indemnification or compensation for the damages against any other Parties, irrespective of default, defect liability, tort liability or any other legal basis; provided, however, that this shall not apply where the Indemnifying Party has committed willful fraud, or where the Indemnifying Party are the Shareholder Parties and LINE has committed willful fraud.

Article 8. Termination and Cancellation of Business Integration Agreement

Section 8.1 (Termination Events)

1.	The Business Integration Agreement shall automatically cease to be effective upon the occurrence of any of the following events:

(1)	If all Parties agree in writing to terminate the Business Integration Agreement;

(2)	If LINE TOB is not commenced by June 23, 2021 (provided, however, that the Parties may extend this date by all Parties’ agreement) without any breach of obligations by any Party; or

(3)	In the event the Business Integration Agreement has been terminated pursuant to the following Section.

2.

Termination of the Business Integration Agreement shall not affect any rights and obligations which have already accrued under the Business Integration Agreement at the time of such termination or will arise after such termination on the grounds that occurred prior to such termination.

3.	Notwithstanding the termination of the Business Integration Agreement, Article 7, this Section 8.1 and Article 9 shall remain in full force and effect.

Section 8.2 (Grounds for Termination)

1.

Each Party may terminate the Business Integration Agreement, by giving written notice to all other Parties, upon the occurrence of any of the following events but only prior to the commencement of LINE TOB:

(1)

If any other Party materially breaches any of its obligations under the Business Integration Agreement and, despite of written notice, such breach is not remedied within 10 Business Days (notwithstanding Paragraph 1 of Exhibit 1.2, “Business Day” shall mean any day (other than Saturdays and Sundays) on which banks are open in Japan and the Republic of Korea) of such written notice.

(2)	If there is a material breach of representations and warranties made by any other Party in the Business Integration Agreement;

(3)	If any other Party is unable to pay its debts or suspends making payments on any of its debts;

(4)	In the event that any other Party is subject to suspension of bank transactions; or

(5)

In the event that, in relation to any other Party, any Bankruptcy Procedure has been commenced or a petition has been filed for the commencement thereof (provided, however, that such petition does not include any petition filed by any third party without reasonable ground).

2.

The Business Integration Agreement may be terminated only in accordance with the previous Paragraph and no Party may terminate the Business Integration Agreement based on any grounds other than set forth in the previous Paragraph irrespective of its legal basis.

Article 9. Miscellaneous

Section 9.1 (Confidentiality)

1.

Each Party shall continue to comply with its confidentiality obligations as set forth in the Mutual Confidentiality Agreement dated September 10, 2019 among the Parties (including subsequent amendments, hereinafter, the “MCA”).

2.

All Parties agree that, notwithstanding the provision of Section 10 of the MCA, the validity period of the rights and obligations of each Party under the MCA shall be extended by the day on which one year has passed from the expiration of the Business Integration Agreement.

Section 9.2 (Disclosure)

Neither Party shall make any press releases or other disclosures concerning the Transaction, except when the Party has consulted and agreed with the other Party in advance on the content, timing, and methods of the disclosure.

Section 9.3 (No Transfer of Contractual Status, Rights or Obligations)

No Party shall, without the prior written approval of the other Party, make any transfer, assignment, succession or provision of security to any third party of the contractual status or all or part of its rights and obligations under the Business Integration Agreement.

Section 9.4 (Cost and Expenses)

Each Party shall bear its own costs incurred in connection with the execution and performance of the Business Integration Agreement, except as otherwise expressly provided in the Definitive Agreement.

Section 9.5 (Notices)

Except as otherwise provided in the Business Integration Agreement or as otherwise agreed between the Parties, all notices, requests, consents and other communications between the Parties made in accordance with the Business Integration Agreement shall be in writing (in Japanese or English) and sent by registered air mail, DHL, Federal Express or other internationally recognized courier services issuing certificates of delivery, electronic mail (“Email”), or personal delivery to the following addresses of other Shareholder Party (as to each Party, all of the addresses listed below as the addresses of such Shareholder Party, or such other addresses as given by other Party in accordance with this Section). The notices will be deemed to have been received upon the other party’s receipt.

(1)	Notice to NAVER

Address: NAVER Green Factory, 6, Buljeong-ro, Bundang-gu, Seongnam-si, Gyeonggi-do, 13561 Korea

Attention: Hee Cheol Kim, Executive Lead

Telephone: +82-31-784-3959

Email: h.c.kim@navercorp.com

Address: NAVER Green Factory, 6, Buljeong-ro, Bundang-gu, Seongnam-si, Gyeonggi-do, 13561 Korea

Attention: Yeon-Ah Chung, Executive Lead

Telephone: +82-31-784-3710

Email: yeonah.chung@navercorp.com

with a copy to:

Address: 1-1-2, Otemachi, Chiyoda-ku, Tokyo 100-8124

Attention:   Nishimura & Asahi

                                Yoshiyuki Asaoka (Attorney at Law)

Telephone: +81-3-6250-6663

Email: 19-00-08777@case.jurists.co.jp

(2)	Notice to LINE

Address: JR Shinjuku Miraina Tower 23F, 4-1-6, Shinjuku, Shinjuku-ku, Tokyo 160-0022

Attention: Legal Department

Telephone: +81-3-4316-2038

Email: dl_notice_attn_legal@linecorp.com

(3)	Notice to SoftBank

Address: Tokyo Shiodome Building, 1-9-1, Higashi-shimbashi, Minato-ku, Tokyo 105-7317

Attention: Vice President & CCO, Legal Division Hideyuki Sato

Telephone: +81-3-6889-6435

Email: hideyuki.sato@g.softbank.co.jp

Address: Tokyo Shiodome Building, 1-9-1, Higashi-shimbashi, Minato-ku, Tokyo 105-7317

Attention: Senior Director, Corp. Planning Sachiyo Takizawa

Telephone: +81-3-80-4150-0487

Email: satakiza@g.softbank.co.jp

(4)	Notice to ZHD

Address: Kioi Tower, Tokyo Garden Terrace Kioicho

               1-3 Kioicho, Chiyoda-ku, Tokyo 102-8282

Attention: Head of Finance Management Division Yuji Shimada

Telephone: +81-3-6779-4900

Email: g-notice@z-holdings.ne.jp

Address: Kioi Tower, Tokyo Garden Terrace Kioicho

               1-3 Kioicho, Chiyoda-ku, Tokyo 102-8282

Attention: Head of Legal Management Division Masahito Senoo

Telephone: +81-3-6779-4900

Email: g-notice@z-holdings.ne.jp

with a copy to:

Address: Marunouchi Park Building, 2-6-1 Marunouchi, Chiyoda-ku, Tokyo 100-8222

Attention: Mori Hamada & Matsumoto

                 Kohei Morita (Attorney at Law)

Telephone: +81-3-6266-8531

Email: kohei.morita@mhm-global.com

Section 9.6 (Amendment and Change)

The Business Integration Agreement may be modified or amended by, but only by, the written agreement of all Parties.

Section 9.7 (Entire Agreement)

The Business Integration Agreement, together with other Definitive Agreement, contains the entire agreement between the Parties with respect to the subject matter of the Business Integration Agreement and all prior contracts, agreements and other arrangements, both oral and written, between the Parties with respect to the subject matter of the Business Integration Agreement (excluding MCA) shall cease to be effective as of the date of execution of the Business Integration Agreement.

Section 9.8 (Language)

The Business Integration Agreement shall be made in Japanese, and if there is any discrepancy between the Japanese version and the translation in other languages, the Japanese version shall prevail.

Section 9.9 (Good Faith Negotiation)

Any matter not stipulated in the Business Integration Agreement or any question concerning the interpretation of any of the provisions of the Business Integration Agreement shall be resolved upon good faith consultation between the Parties.

Section 9.10 (Governing Law and Jurisdiction)

1.	The Business Integration Agreement shall be governed by and construed in accordance with the laws of Japan.

2.

Any and all disputes arising between the Parties in connection with the Business Integration Agreement shall be submitted to the exclusive jurisdiction of the Tokyo District Court as the court of first instance.

(hereafter left blank)

IN WITNESS WHEREOF, four (4) copies of this Business Integration Agreement shall be executed, and one (1) copy each shall be retained upon signing and affixing seals thereto.

December 23, 2019

(hereafter left blank)

NAVER:

/s/ SEONGSOOK HAN

Bundang-gu, Seongnam-si, Gyeonggi Province

NAVER Corporation

SEONGSOOK HAN, CEO

Business Integration Agreement – Signature Page (NAVER)

LINE:

/s/ Takeshi Idezawa

4-1-6, Shinjuku, Shinjuku-ku, Tokyo

LINE Corporation

Takeshi Idezawa, Representative Director and President

Business Integration Agreement – Signature Page (LINE)

SoftBank:

/s/ Ken Miyauchi

1-9-1, Higashi-Shimbashi, Minato-ku, Tokyo

SoftBank Corp.

Representative Director, President and CEO

Ken Miyauchi

Business Integration Agreement – Signature Page (SoftBank)

ZHD:

/s/ Kentaro Kawabe

1-3, Kioi-cho, Chiyoda-ku, Tokyo

Z Holdings Corporation

Kentaro Kawabe, Representative Director and President

BUSINESS INTEGRATION AGREEMENT – SIGNATURE PAGE (ZHD)

Exhibit 1.2

Definitions

1.	“American Depository Receipts” has the meaning set forth in Section 1.3, Item (1).

2.

“Anti-social Forces” means, collectively: (i) criminal syndicate, (ii) criminal syndicate member, (iii) quasi- criminal syndicate member, (iv) criminal syndicate related company, (v) person who poses a threat to the safety of citizens by engaging in illegal activities through violence acts seeking unfair profit against companies and the like, (vi) person who poses a threat to the safety of citizens by disguising or advocating social movements or political activities, (vii) in addition to those listed in the preceding items, group or individual who uses unjust power based on the relationship with criminal syndicate or who have financial connection with criminal syndicate and become a key part of systemic fraud; (viii) person who has ceased to be those listed in the preceding items for a period of less than 5 years; or (ix) other group or individual equivalent to any of the preceding items.

3.

“Approval” means, collectively, permits, authorizations, licenses and approvals of the Governmental Bodies, notifications, reports and registrations to the Governmental Bodies, and other procedures under the Laws and Regulations similar thereto.

4.	“Assets (LINE)” has the meaning set forth in Exhibit 5.1.2, Paragraph 12.

5.

“Bankruptcy Procedures” means, collectively, insolvency procedures, rehabilitation procedures, reorganization procedures, special liquidation procedures and other comparable legal bankruptcy procedures (including procedures under foreign Laws and Regulations), and voluntary liquidation procedures.

6.	“Bonds” has the meaning set forth in Section 4.3, Paragraph 1.

7.	“Business Day” means any day (other than Saturdays and Sundays) on which banks are open in Japan.

8.	“Business Integration” has the meaning set forth in Section 1.1, Paragraph 1.

9.	“Business Integration Agreement” has the meaning set forth in the preamble.

10.	“CB” has the meaning set forth in Exhibit 5.1.2, Paragraph 6, (b).

11.	“Claims” means, collectively, claims, objections, disagreements or complaints.

12.	“Claim Party” has the meaning set forth in Section 7.1, Paragraph 1.

13.	“Clearance Procedures” has the meaning set forth in Section 6.3, Paragraph 1.

14.	“Companies Act” means the Companies Act of Japan (Act No. 86 of 2005, as amended).

15.

“Competition Laws and Regulations” means the Act concerning Prohibition of Private Monopoly and Maintenance of Fair Trade of Japan (Act No. 54 of 1947, as amended), and any comparable Laws and Regulations relating to competition in other jurisdictions.

16.	“Contracts” means, collectively, all contracts, arrangements or other agreements, whether oral or in writing.

17.

“Contracts to be Consented (LINE)” shall mean any Material Contract to which LINE Group is a party and which requires the consent of the other party of such Contracts in connection with execution or performance of the Business Integration Agreement (including implementation of all or part of the Transaction; hereinafter the same shall apply in this paragraph) under the provisions thereof. The Contracts to be Consented (LINE) shall include the Material Contracts which contain the following provisions:

(1)	The Event of Default provisions triggered by execution or performance of the Business Integration Agreement;

(2)

As to the Contracts concerning a joint venture company, the call option provisions or put option provisions for shares in such joint venture company (limited to options held by the other party of the Contract) or the dissolution provisions triggered by execution or performance of the Business Integration Agreement; and

(3)	Non-Compete Clause (LINE).

18.

“Contracts to be Consented (ZHD)” shall mean any Material Contract to which ZHD Group is a party and which requires the consent of the other party of such Contracts in connection with execution or performance of the Business Integration Agreement (including implementation of all or part of the Transaction; hereinafter the same shall apply in this paragraph) under the provisions thereof. The Contracts to be Consented (ZHD) shall include the Material Contracts which contain the following provisions:

(1)	The Event of Default provisions triggered by execution or performance of the Business Integration Agreement;

(2)

As to the Contracts concerning a joint venture company, the call option provisions or put option provisions for shares in such joint venture company (limited to options held by the other party of the Contract) or the dissolution provisions triggered by execution or performance of the Business Integration Agreement; and

(3)	Non-Compete Clause (ZHD).

19.

“Contracts to be Notified (LINE)” means any Material Contract to which LINE Group is a party and which requires the prior notification to, or the prior consultation with, the other party of such Contracts in connection with execution or performance of the Business Integration Agreement (including implementation of all or part of the Transaction; hereinafter the same shall apply in this paragraph) under the provisions thereof.

20.

“Contracts to be Notified (ZHD)” means any Material Contract to which ZHD Group is a party and which requires the prior notification to, or the prior consultation with, the other party of such Contracts in connection with execution or performance of the Business Integration Agreement (including implementation of all or part of the Transaction; hereinafter the same shall apply in this paragraph) under the provisions thereof.

21.	“Definitive Agreement” has the meaning set forth in Section 1.1, Paragraph 3.

22.	“Demerger” has the meaning set forth in Section 4.7, Paragraph 3.

23.	“Demerger Agreement” has the meaning set forth in Section 4.7, Paragraph 1.

24.

“Encumbrances” means, collectively, any right of retention, lien, pledge, mortgage, security assignment or other security interest or encumbrance, or any prohibition or restriction on use, earnings or Transfer.

25.

“Event of Default” means, collectively, any event of termination, rescission, cancellation, termination of any Contracts, any event of acceleration or default, or any event which, but for the giving of notice or passage of time, or both, would be any of these events.

26.	“FIEA” means the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948).

27.	“Financial Statements (LINE)” has the meaning set forth in Exhibit 5.1.2, Paragraph 9, (a).

28.	“Financial Statements (ZHD)” has the meaning set forth in Exhibit 5.1.4, Paragraph 9, (a).

29.

“Governmental Body” means, collectively, a super-national, national, state, regional, municipal or other governmental body (including administrative agency, regulatory agency, supervisory agency, court), arbitral body or financial instruments exchange or other self-regulatory organizations or any other person equivalent thereto.

30.

“Government Body Decisions” means, collectively, judgments, decisions, orders, judicial settlements, permits, authorizations, licenses, approvals, recommendations, guidance, instructions and other decisions of the Government Bodies.

31.	“Group” means, as to any person, a corporate group consisting of that person and its Subsidiary.

32.	“Indemnified Party” has the meaning set forth in Section 7.1, Paragraph 1.

33.	“Information System (LINE)” has the meaning set forth in Exhibit 5.1.2, Paragraph 14, (a).

34.	“Information System (ZHD)” has the meaning set forth in Exhibit 5.1.4, Paragraph 14, (a).

35.	“Integration Agreement” has the meaning set forth in Section 4.5, Paragraph 1.

36.	“Integration Holding Company” has the meaning set forth in Section 1.1, Paragraph 2.

37.	“Integration Parties Agreement” has the meaning set forth in Section 1.1, Paragraph 3.

38.	“Integration Party” has the meaning set forth in the preamble.

39.	“Integration Ratio” has the meaning set forth in Section 4.8, Paragraph 6.

40.

“Intellectual Property Rights” means, collectively, patent rights, utility model rights, design rights, trademark rights, copy rights (including unregistered rights) and other intellectual property rights (including application rights and rights for registration application), in Japan or other jurisdictions, know-how, domain names, computer programs or other comparable rights, customer information, trade secrets or other secret information, or any other intangible assets.

41.	“Intellectual Property Rights (LINE)” has the meaning set forth in Exhibit 5.1.2, Paragraph 13, (a).

42.	“Intellectual Property Rights (ZHD)” has the meaning set forth in Exhibit 5.1.4, Paragraph 13, (a).

43.

“Investment Restriction Laws and Regulations” means the Foreign Exchange and Foreign Trade Act of Japan (Act No. 228 of 1949, as amended), and any comparable Laws and Regulations relating to investment restriction in any jurisdiction.

44.	“Issuer Registration” has the meaning set forth in Section 4.2, Paragraph 2, Item (5).

45.	“JV Company” has the meaning set forth in Section 1.1, Paragraph 2.

46.

“Laws and Regulations” means any law, cabinet order, ministerial ordinance, regulation, judgment, decision, order, notification, notice, ordinance or other regulation, restrictions or guidelines established by the Governmental Bodies, or any national or multilateral treaty or agreement.

47.	“LINE” has the meaning set forth in the preamble.

48.	“LINE Affiliated Companies” have the meaning set forth in Exhibit 5.1.2, Paragraph 7, (a).

49.	“LINE Business Transfer Procedures” has the meaning set forth in Section 1.3, Item (6).

50.	“LINE CB” has the meaning set forth in Section 1.3, Item (1).

51.	“LINE Convertible Bonds due 2023” means Euroyen convertible bonds due 2023 issued based on the resolution of the Board of Directors meeting of LINE held on September 4, 2018.

52.	“LINE Convertible Bonds due 2025” means Euroyen convertible bonds due 2025 issued based on the resolution of the Board of Directors meeting of LINE held on September 4, 2018.

53.	“LINE OpCo” has the meaning set forth in Section 4.7, Paragraph 1.

54.	“LINE Special Committee” has the meaning set forth in Section 2.1, Paragraph 2, Item (2).

55.	“LINE Squeeze-out” has the meaning set forth in Section 1.3, Item (2).

56.

“LINE Stock Benefit Trust” refers to the stock benefit trust system operated based on the stock benefit rules of LINE and the stock benefit trust agreement executed between LINE as the assignor, holders of right to receive benefits under such stock benefit rules as the beneficiaries, Mizuho Trust and Banking Co., Ltd. as trustee, and the personnel support team manager of the personnel support department of LINE as the trustee administrator.

57.	“LINE Subsidiaries” have the meaning set forth in Exhibit 5.1.2, Paragraph 7, (a).

58.	“LINE Support Opinion” has the meaning set forth in Section 2.2, Paragraph 1.

59.

“LINE Three-year Remuneration Plan” means the stock remuneration system covering the three-year period from the fiscal year ending December 2019 based on the policy adopted at the Board of Directors meeting of LINE held on February 26, 2019.

60.	“LINE TOB” has the meaning set forth in Section 1.3, Paragraph 1.

61.	“LINE TOB Commencement Date” has the meaning set forth in Section 2.1, Paragraph 1, Item (5).

62.	“LINE TOB Price” has the meaning set forth in Section 2.1, Paragraph 1, Item (3).

63.	“Listed Subsidiary” has the meaning set forth in Section 6.2, Paragraph 2.

64.

“Litigations” means, collectively, litigations, arbitrations, mediations, provisional attachments, attachments, provisional remedies, preservative attachments, dispositions of delinquency, compulsory dispositions, provisional dispositions or other judicial or administrative proceedings (including comparable proceedings in any jurisdictions other than Japan).

65.	“Loan Stock Facility” has the meaning set forth in Section 6.5, Paragraph 2.

66.	“Losses” has the meaning set forth in Section 7.1, Paragraph 1.

67.

“MAC” means, as to any Party Group taken as a whole, circumstances which would make the implementation of the Transaction or the achievement of the purpose of the Business Integration impossible or extremely difficult due to material adverse effect, or conditions or events which may have material adverse effect, on the business, financial condition, managing condition or cash flows, or forecast thereof, of such Party Group. For the avoidance of doubt, the MAC for ZHD also constitute the MAC for SoftBank because ZHD belongs to SoftBank Group, and the MAC for LINE also constitute the MAC for NAVER during the period when LINE is the Subsidiary of NAVER.

68.	“MAC Notice” has the meaning set forth in Section 4.1, Paragraph 1.

69.

“Material Contracts” means Contracts to which each Integration Party Group is a party which could have material adverse effect on the business of such Integration Party Group in the event of termination or cancellation of such Contracts or change in the terms thereof.

70.	“Material Contracts (LINE)” has the meaning set forth in Exhibit 5.1.2, Paragraph 11, (a).

71.	“Material Contracts (ZHD)” has the meaning set forth in Exhibit 5.1.4, Paragraph 11, (a).

72.	“MCA” has the meaning set forth in Section 9.1, Paragraph 1.

73.

“Memorandum of Understanding (All Parties)” means the memorandum of understanding concerning the integration executed between the Parties on November 18, 2019 in connection with the Business Integration.

74.	“Merger” has the meaning set forth in Section 1.3, Item (4).

75.	“NAVER” has the meaning set forth in the preamble.

76.	“NAVER Party.” has the meaning set forth in Section 1.3, Item (1).

77.	“NAVER Sub” has the meaning set forth in Section 1.3, Item (1).

78.

“Non-Compete Clause (LINE)” refers to any provisions that impose non-compete obligations, grant exclusive sales rights, restrict on the territory of business and otherwise substantially prohibit or restrict LINE Group from conducting its business, and that also prohibit or restrict business conducted by SBG Group (excluding LINE OpCo Group) on or after the Share Exchange.

79.

“Non-Compete Clause (ZHD)” refers to any provisions that impose non-compete obligations, grant exclusive sales rights, restrict on the territory of business and otherwise substantially prohibit or restrict ZHD Group from conducting its business, and that also prohibit or restrict business conducted by NAVER Group and LINE OpCo Group on or after the Share Exchange.

80.	“Offeror Entity (NAVER)” has the meaning set forth in Section 2.1, Paragraph 1.

81.	“Party” has the meaning set forth in the preamble.

82.	“Potential Indemnity Party” has the meaning set forth in Section 7.4, Paragraph 1.

83.	“Potential Shares” has the meaning set forth in Exhibit 5.1.2-1, Paragraph 6, (b).

84.	“SBG” shall mean SoftBank Group Corp.

85.	“Shares” means, collectively, shares, share options, convertible bonds or other rights to demand acquisition of shares in company issuing such right.

86.	“Share Consolidation” has the meaning set forth in Section 3.1, Paragraph 1.

87.	“Share Exchange” has the meaning set forth in Section 4.8, Paragraph 5.

88.	“Share Exchange Agreement” has the meaning set forth in Section 4.8, Paragraph 1.

89.	“Share Options” has the meaning set forth in Section 1.3, Item (1).

90.	“Share Options (LINE)” has the meaning set forth in Exhibit 5.1.2, Paragraph 6, (b).

91.	“Share Options (ZHD)” has the meaning set forth in Exhibit 5.1.2, Paragraph 6, (b).

92.	“Share Split” has the meaning set forth in Section 3.1, Paragraph 6.

93.	“Shareholder Party” has the meaning set forth in the preamble.

94.	“Shareholder Parties Agreement” has the meaning set forth in Section 1.1, Paragraph 3.

95.	“Shareholding Adjustment” has the meaning set forth in Section 1.3, Item (5).

96.

“Shareholding Ratio Immediately After LINE Squeeze-out” means the ratio of the voting rights in LINE held by NAVER Party and SoftBank immediately after completion of the LINE Squeeze-out, which is 86.34 : 13.66.

97.	“SoftBank” has the meanings set forth in the preamble.

98.	“SoftBank SPC” has the meaning set forth in Section 1.3, Item (3).

99.	“Subject LINE Shares” has the meaning set forth in Section 1.3, Item (1).

100.

“Subsidiary” has the meaning set forth in Article 8, Paragraph 3 of the Regulation for Terminology, Forms and Preparation of Financial Statements (Ordinance of the Ministry of Finance No. 59 of 1963, as amended).

101.	“Tender Offer Agreement” has the meaning set forth in Section 4.4, Paragraph 4.

102.	“Third Party Claim” has the meaning set forth in Section 7.4, Paragraph 1.

103.	“Third Party Claim Party” has the meaning set forth in Section 7.4, Paragraph 1.

104.	“Total Fractional Shares” has the meaning set forth in Section 3.1, Paragraph 4.

105.	“Transaction” has the meaning set forth in Section 1.1, Paragraph 2.

106.	“Transaction Agreement” has the meaning set forth in Section 1.1, Paragraph 3.

107.	“Value Depreciation Loss of LINE Shares” has the meaning set forth in Section 7.1, Paragraph 3, Item (2).

108.	“Value Depreciation Loss of ZHD Shares” has the meaning set forth in Section 7.1, Paragraph 3, Item (1).

109.	“ZHD” has the meaning set forth in the preamble.

110.	“ZHD Affiliated Companies” have the meaning set forth in Exhibit 5.1.4, Paragraph 7, (a).

111.	“ZHD Shares Transfer Procedures” has the meaning set forth in Section 1.3, Item (3).

112.	“ZHD Special Committee” has the meaning set forth in Section 2.1, Paragraph 2, Item (3).

113.	“ZHD Subsidiaries” have the meaning set forth in Exhibit 5.1.4, Paragraph 7, (a).

114.	“ZHD Support Opinion” has the meaning set forth in Section 4.4, Paragraph 1.

115.	“ZHD TOB” has the meaning set forth in Section 1.3, Item (3).

116.	“ZHD TOB Commencement Date” has the meaning set forth in Section 4.2, Paragraph 1, Item (6).

117.	“4th Series Share Options” means the Fourth Series Share Options issued based on the resolution of the Board of Directors of LINE held on December 11, 2013.

118.	“5th Series Share Options” means the Fifth Series Share Options issued based on the resolution of the Board of Directors of LINE held on December 11, 2013.

119.	“6th Series Share Options” means the Sixth Series Share Options issued based on the resolution of the Board of Directors of LINE held on December 11, 2013.

120.	“7th Series Share Options” means the Seventh Series Share Options issued based on the resolution of the Board of Directors of LINE held on February 5, 2014.

121.	“8th Series Share Options” means the Eighth Series Share Options issued based on the resolution of the Board of Directors of LINE held on February 5, 2014.

122.	“10th Series Share Options” means the Tenth Series Share Options issued based on the resolution of the Board of Directors of LINE held on August 1, 2014.

123.	“11th Series Share Options” means the Eleventh Series Share Options issued based on the resolution of the Board of Directors of LINE held on August 1, 2014.

124.	“13th Series Share Options” means the Thirteenth Series Share Options issued based on the resolution of the Board of Directors of LINE held on September 30, 2014.

125.	“14th Series Share Options” means the Fourteenth Series Share Options issued based on the resolution of the Board of Directors of LINE held on September 30, 2014.

126.	“16th Series Share Options” means the Sixteenth Series Share Options issued based on the resolution of the Board of Directors of LINE held on January 30, 2015.

127.	“17th Series Share Options” means the Seventeenth Series Share Options issued based on the resolution of the Board of Directors of LINE held on January 30, 2015.

128.	“18th Series Share Options” means the Eighteenth Series Share Options issued based on the resolution of the Board of Directors of LINE held on January 30, 2015.

129.	“19th Series Share Options” means the Nineteenth Series Share Options issued based on the resolution of the Board of Directors of LINE held on January 30, 2015.

130.	“20th Series Share Options” refers to the Twentieth Series Share Options issued based on the resolution of the Board of Directors of LINE held on June 26, 2017.

131.	“22nd Series Share Options” refers to the Twenty-second Series Share Options issued based on the resolution of the Board of Directors of LINE held on July 9, 2019.

132.	“23rd Series Share Options” refers to the Twenty-third Series Share Options issued based on the resolution of the Board of Directors of LINE held on July 9, 2019.

133.	“24 Series Share Options” refers to the Twenty-fourth Series Share Options issued based on the resolution of the Board of Directors of LINE held on July 9, 2019.

134.	“25th Series Share Options” refers to the Twenty-fifth Series Share Options resolved to be issued on the resolution of the Board of Directors of LINE held on July 9, 2019.

Exhibit 4.4.4

Tender Offer Agreement

Tender Offer Agreement

LINE Corporation (hereinafter referred to as the “Tender Offeror”) and Shiodome Z Holdings Co., Ltd. (hereinafter referred to as the “Tenderer”) shall conclude this Tender Offer Agreement on December 23, 2019 (hereinafter referred to as the “Agreement”) with regard to the tender offer under Article 27-2 and the following provisions of the Financial Instruments and Exchange Act (hereinafter referred to as the “Tender Offer”) that the Tender Offeror intends to implement in order to acquire Shares. (as defined in Section 1) issued by Z Holdings Corporation (hereinafter referred to as the “Target Company”).

Section 1 (Definitions)

As used in this Agreement, the following terms shall have the following meanings:

(1)

“Shares” has the meanings set forth in Article 27-2 of the Financial Instruments and Exchange Act, Article 6 of the Order for Enforcement of the Financial Instruments and Exchange Act, and Article 2 of the Cabinet Office Ordinance on Disclosure of Tender Offer of Shares by Persons Other Than Issuer.

(2)	“Business Integration Agreement” means the Business Integration Agreement dated December 23, 2019 among NAVER Corporation, the Tender Offeror, SoftBank Corp. and the Target Company.

(3)	“Laws and Regulations” means any law, cabinet order, notice, rule, order, ordinance, rules of financial instruments exchange, or judgment, ruling or order of a judicial body.

(4)	“Public Notice for Commencing Tender Offer” means the Public Notice for Commencing Tender Offer and the Tender Offer Notification (the one amended if amended) pertaining to the Tender Offer.

Section 2 (Tender Offer)

1.

The Tender Offeror shall commence the Tender Offer for Shares issued by the Target Company in accordance with the following terms. However, after the commencement of the Tender Offer, the Tender Offeror may, at its discretion, change the terms of the Tender Offer to the extent permitted by the Laws and Regulations (including an extension of the Tender Offer period and a change in the date of commencement of settlement incidental thereto).

Note

(1)	Offeror	:	The Tender Offeror

(2)	Target	:	Common shares issued by the Target Company

(3)	Tender offer period	:	20 business days from the date determined in accordance with the provisions of the Business Integration Agreement (hereinafter referred to as the “Tender Offer Commencement Date”)

1

(4)	Tender offer price	:	JPY 348 per one (1) common share; provided, however, that if the 5% discounted price of the lower of (a) the closing price of the Target Company common shares on the First Section of the Tokyo Stock Exchange as of the last business day before the Tender Offer Commencement Date or (b) the simple average of the closing price for the preceding one month period ending on such date (any fraction resulting thereof shall be rounded off) is lower than JPY348, such amount.

(5)	Upper limit of shares to be purchased	:	2,125,366,950 shares

(6)	Lower limit of shares to be purchased	:	2,125,366,950 shares

(7)	Commencement date of settlement	:	Without delay after the expiration of the Tender Offer Period

(8)	Tender offer conditions	:	In the event that the total number of Shares Offered to Sell is less than the minimum number of Shares Planned to be Purchased (2,125,366,950 shares), all Shares Offered to Sell shall not be purchased. In cases where the total number of Shares Offered to Sell exceeds the upper limit of the Planned Number of Shares Planned to be Purchased (2,125,366,950 shares), no Purchase, etc. shall be made, in whole or in part, in excess of the total number of Shares Planned to be Purchased, and the Shares shall be delivered or otherwise settled under the method of proportional distribution prescribed in Article 27-13(5) of the Financial Instruments and Exchange Act and Article 32 of the Cabinet Office Ordinance on Disclosure of Tender Offer of Shares by Persons Other Than Issuer.

2

2.

If the Tender Offer is commenced by the Tender Offer pursuant to Paragraph 1, provided that the Tender Offer is duly and effectively commenced and not withdrawn, the Tenderer shall apply for the Tender Offer (hereinafter referred to as the “Tender”) for all of the 2,125,366,950 shares of the Target Company’s common stock held by the Tender Offeror within 5 business days from the Tender Offer Commencement Date, and the Tender Offeror shall not cancel the agreement pertaining to the Tender Offer established by the Tender notwithstanding the provisions of Article 27-12(1) of the Financial Instruments and Exchange Act and the descriptions in the Public Notice for Commencing the Tender Offer.

Section 3 (Cancellation and Termination of Agreement)

This Agreement shall terminate in the event of (i) termination of the Business Integration Agreement, (ii) withdrawal, etc. of the Tender Offer, or (iii) failure of the Tender Offer.

Section 4 (Assignment of Contractual Status or Rights and Obligations)

The Tender Offeror and the Tenderer shall not assign, transfer, or succeed to a third party, directly or indirectly, with regard to the position under this Agreement or the rights and obligations under this Agreement, or make any other disposition such as establishment of a security interest, unless the Tender Offeror and the Tenderer obtain the prior written consent of the other party.

Section 5 (Jurisdiction and Governing Law)

1.	The Tokyo District Court shall be the exclusive primary jurisdiction of first instance for all disputes related to this Agreement.

2.	This Agreement shall be governed by and construed in accordance with the laws of Japan.

Section 6 (Good Faith Consultation)

The Tender Offeror and the Tenderer shall negotiate in good faith any matters not stipulated in this Agreement or any doubtful matters relating to the contents of this Agreement in accordance with the principles of this Agreement.

(hereinafter, the page left blank)

3

IN WITNESS WHEREOF, two copies of this Agreement shall be prepared, each of which shall be retained by the Tender Offeror and the Subscriber after signing and affixing their seals.

December 23, 2019

(hereinafter left blank)

4

Tender Offeror:

4-1-6, Shinjuku, Shinjuku-ku, Tokyo

LINE Corporation

Takeshi Idezawa, President and Representative Director

TENDER OFFER AGREEMENT – SIGNATURE PAGE (TENDER OFFEROR)

Tenderer:

1-9-1, Higashi-Shimbashi, Minato-ku, Tokyo

Shiodome Z Holdings Co., Ltd.

Kazuhiko Fujihara, Representative Director

TENDER OFFER AGREEMENT – SIGNATURE PAGE (TENDERER)

Exhibit 4.7.1

Demerger Agreement

Absorption-Type Company Split Agreement

by and between

LINE Corporation

and

LINE Split Preparation Corporation

[mm, dd, yyyy]

Absorption-Type Company Split Agreement

LINE Corporation (“Party A”) and LINE Split Preparation Corporation (“Party B”) hereby enter into this agreement on absorption-type company split (this “Agreement”), as follows:

Article 1 (Absorption-Type Company Split)

In accordance with the provisions set forth in this Agreement, on the Effective Date (defined in Article 6, Paragraph 1; hereinafter the same), Party A shall cause Party B to succeed the Rights and Obligations (defined in Article 3, Paragraph 1) held by Party A in connection with all the businesses operated by Party A, and Party B shall succeed the same from Party A, through the absorption-type company split where Party A is to be the splitting company and Party B is to be the succeeding company (the “Company Split”).

Article 2 (Trade Names and Addresses)

The trade names and addresses of the splitting company and succeeding company in the Company Split are as follows:

(1)	Splitting company (Party A)

Name: LINE Corporation (the trade name is scheduled to be changed on the Effective Date)

Address: 1-6, Shinjuku 4-chome, Shinjuku-ku, Tokyo

(2)	Succeeding company (Party B)

Name: LINE Split Preparation Corporation (the trade name is scheduled to be changed on the Effective Date)

Address: 1-6, Shinjuku 4-chome, Shinjuku-ku, Tokyo

Article 3 (Rights and Obligations to be Succeeded)

1.

The assets, liabilities, labor agreements and other rights and obligations (the “Rights and Obligations”) which Party B shall succeed from Party A through the Company Split are as described in the Exhibit.

2.

As for the Rights and Obligations which need registration, notification, approval or other procedures for the transfer or perfection thereof, Party A and Party B shall take such procedures in mutual cooperation without delay after the Effective Date.

3.	Party B shall succeed all the liabilities to be succeeded by Party B pursuant to the provision of Paragraph 1 from Party A without recourse.

Article 4 (Matters concerning Considerations Delivered upon Company Split)

Party B will not deliver any considerations for the Rights and Obligations upon the Company Split.

Article 5 (Amounts of Capital and Reserve of Succeeding Company)

The capital and reserve of Party B will not increase through the Company Split.

Article 6 (Effective Date of Company Split)

1.

The date on which the Company Split comes into effect (the “Effective Date”) shall be [mm, dd], 2020, and the Company Split shall come into effect at the same time with the effectuation of the Absorption Merger (defined in Paragraph 1, (3) in the Exhibit; hereinafter the same); provided, however, that Party A and Party B may change the Effective Date upon agreement if required for the progression of the procedures for the Company Split or for other reasons.

2.	Notwithstanding the provision of the preceding paragraph, the Company Split shall come into effect subject to any of the following conditions precedent:

(1)	The Absorption Merger has come into effect;

(2)	This Agreement has been approved in the shareholders meeting of Party A as provided for in Article 7, Paragraph 1; or

(3)

Party B has been registered as an Issuer of Prepaid Payment Instruments for Third-Party Business under Article 7 of the Payment Services Act (Act No. 59 of 2009) and such registration has not been cancelled.

Article 7 (Approval Resolution)

1.	Party A shall perform the Company Split upon obtaining the approval of the shareholders meeting as provided for in Article 783, paragraph 1 of the Companies Act with regard to this Agreement.

2.

Pursuant to the provision of the main clause of Article 796, paragraph 1 of the Companies Act, Party B shall perform the Company Split without obtaining the approval of the shareholders meeting provided for in Article 795, paragraph 1 of the Companies Act with regard to this Agreement.

Article 8 (Non-Competition Obligations)

Party A shall not be liable to bear non-competition obligations against Party B notwithstanding the Company Split.

Article 9 (Governing Laws and Jurisdiction)

1.	This Agreement shall be governed by and construed in accordance with the laws of Japan.

2.	Any dispute which may arise in relation to the performance and interpretation of this Agreement shall be brought to the Tokyo District Court as the agreed exclusive jurisdiction of the first instance.

Article 10 (Bearing of Expenses and Taxes and Public Dues)

1.	Each of Party A and Party B shall bear expenses incurred by itself in relation to the execution and performance of this Agreement, unless otherwise expressly provided in this Agreement.

2.

The taxes, public charges, premiums and the like related to the Rights and Obligations shall be borne by Party A until the date preceding the Effective Date and by Party B on and after the Effective Date, on a pro-rate basis.

Article 11 (Consultation)

Any matters required for the Company Split other than those set forth in this Agreement shall be determined upon consultation between Party A and Party B in accordance with the purport of this Agreement.

(The remainder of this page is intentionally left blank.)

IN WITNESS WHEREOF, Party A and Party B have caused this Agreement to be executed in duplicate by placing their names and seals thereon, and each party shall keep one copy thereof.

[mm, dd, yyyy]

Party A:

LINE Corporation

1-6, Shinjuku 4-chome, Shinjuku-ku, Tokyo

Takeshi Idezawa, CEO and President

Party B:

LINE Split Preparation Corporation

1-6, Shinjuku 4-chome, Shinjuku-ku, Tokyo

Takeshi Idezawa, Representative Director

Exhibit

Details of Rights and Obligations to be Succeeded

The assets, liabilities, labor agreements and other rights and obligations to be succeeded by Party B from Party A on the Effective Date shall be as follows (except those which are prohibited or restricted to be succeeded through the Company Split under any law, regulation ordinance or the like). The assets and liabilities succeeded by Party B from Party A shall be based on the balance sheet as of December 31, 2019 of Party A and other calculations as of the said date, which shall be fixed by adding or deducting the increment or decrement by the point immediately preceding the effectuation of the Company Split (the “Base Point”).

1.	Assets

All assets held by Party A as of the Base Point; provided, however, that the following assets as of the Base Point (or, for matters for which a certain point of time is separately specified, such point of time) are excluded:

(1)

Cash and deposits: the amount equivalent to the one calculated by deducting the amount of advanced redemption actually incurred in relation to the Transactions (defined in paragraph 2 (3); hereinafter the same) from the total amount of the advanced redemption price which would be required if all of convertible bonds which Party A had issued as of the date of this Agreement were to be redeemed at the time of the advanced redemption in relation to the Transactions in accordance with the terms and conditions of issuance thereof;

(2)	Shares in Z Holdings Corporation (“ZHD”); and

(3)

Cash and deposits held by Shiodome Z Holdings Co., Ltd. (“Softbank SPC”) at the point immediately preceding the effectuation of the merger in which Party A after the LINE Squeeze-Out (defined in Paragraph 2, (3), (ii)) is to be the surviving company and Softbank SPC is to be the disappearing company (the “Absorption Merger”).

2.	Debts and Liabilities

All debts and liabilities incurred by Party A as of the Base Point; provided, however, that the following debts and liabilities as of the Base Point (or, for matters for which a certain point of time is separately specified, such point of time) are excluded:

(1)	Bonds;

(2)	Accrued corporate tax and the like;

(3)

All liabilities which Party A will incur against its present or past shareholders, holders of share options, holders of convertible bonds and other potential shareholders and the like due to or in relation to the following transactions performed for the purpose of the business integration between Party A and ZHD (the “Transactions”):

(i)

the tender offer jointly performed by NAVER Corporation (“NAVER”) or its wholly-owned subsidiary (together with NAVER, “NAVER Party”) and SoftBank Corp. (“NAVER”)aiming at acquiring all of the common shares in Party A’s, share options, convertible bonds and American Depositary Receipts representing one common share in Party A per depositary receipt (respectively, except those held by NAVER or Party A, and collectively the “Target LINE Shares and the Like”) for the purpose of taking Party A private (the “LINE TOB”);

(ii)

the squeeze-out procedure through consolidation of shares or other methods for the purpose of causing Party A to have only NAVER Party and Softbank as its shareholders and to consequently go private, which will be performed if the LINE TOB is closed and not all the Target LINE Shares and the Like are acquired in the LINE TOB (the “LINE Squeeze-Out”);

(iii)

the transaction where Party A after the LINE Squeeze-Out performs the tender offer targeting common shares in ZHD as the tender offeror (the “ZHD TOB”), and Softbank SPC in response tenders 2,125,366,950 ZHD common shares that it holds, whereby transferring ZHD common shares held by Softbank through Softbank SPC to Party A;

(iv)	the Absorption Merger; and

(v)

the transaction where Softbank transfers a part of Party A common shares that it holds to NAVER Party after the LINE Squeeze-Out, whereby setting the ratio of the voting rights held by NAVER Party and those held by Softbank immediately after the Merger to 50:50;

(4)	All debts and liabilities incurred by Softbank SPC at the point immediately preceding the effectuation of the Absorption Merger;

(5)

Liabilities pertaining to expenses, taxes and public charges incurred by Party A in relation to the ZHD TOB, and if Party A borrows funds to reimburse the said liabilities, borrowed liabilities pertaining to such borrowing, and

(6)	If Party A borrows funds to repay the liabilities pertaining to interests on bonds issued by Party A, borrowed liabilities pertaining to such borrowing.

3.	Labor Agreements and the Like

Contractual statuses under Party A’s labor agreements with all its employees belonging thereto as of the Base Point (including those who are taking a leave of absence for the reason of long-term absence due to injury or sickness, child care, family care or the like, or temporary assignment) and prospective employees scheduled to belong to Party A on and after the Base Point, and any rights and obligations arising from such agreements.

4.	Agreements Other than Labor Agreements and the Like

Contractual statuses under all agreements executed by Party A and any rights and obligations arising therefrom; provided, however, that the contractual statuses under the following agreements and any rights and obligations arising therefrom are excluded:

(1)	Agreements concerning the assets and debts and liabilities set forth in the provisos to Paragraphs 1 and 2;

(2)	Agreements executed with directors and statutory auditors of Party A;

(3)

The Business Integration Agreement among Party A, NAVER, Softbank and ZHD dated December 23, 2019, the Capital Alliance Agreement between Party A and ZHD dated December 23, 2019 and any agreements related thereto; and

(4)

The policy on liability insurance for officers and the like in which AIG General Insurance Company, Ltd., Sompo Japan Nipponkoa Insurance Inc. and Chubb Insurance Japan are the insurers, which Party A has purchased for its officers and the like.

5.	Permissions

Any permissions, authorizations, approvals, registrations and notifications held by Party A as of the Base Point that can be succeeded through the Company Split under laws and regulations.

End

Exhibit 4.8.1

Share Exchange Agreement

Share Exchange Agreement

Z Holdings Corporation

LINE Split Preparation Corporation

[Month] [Day], [Year]

Share Exchange Agreement

Z Holdings Corporation (“ZHD”) and LINE Split Preparation Corporation (“LSP”) hereby enter into the following share exchange agreement (this “Agreement”) dated [Month] [Day], [Year] (the “Agreement Execution Date”).

Article 1 Share Exchange

ZHD and LSP shall perform a share exchange (the “Share Exchange”) in which ZHD is the 100% parent company resulting from the Share Exchange and LSP is the wholly-owned subsidiary resulting from the Share Exchange in accordance with this Agreement, and ZHD shall acquire all outstanding shares in LSP through the Share Exchange.

Article 2 Trade Name and Address of Party Companies

The trade names and addresses of ZHD and LSP are as follows.

ZHD	Trade name: Z Holdings Corporation

Address: 1-3 Kioicho, Chiyoda-ku, Tokyo

LSP	Trade name: LINE Split Preparation Corporation (provided, however, that a change in trade name is planned on the effective date of the Absorption-Type Company Split (as defined in Article 5))

Address: 4-1-6 Shinjuku, Shinjuku-ku, Tokyo

Article 3 Quantity of Issued Shares upon the Share Exchange and Matters Concerning Allotment of those Shares

1.

Upon the Share Exchange, ZHD shall deliver to the shareholders of LSP as of immediately prior to ZHD’s acquisition of all outstanding shares of LSP through the Share Exchange (the “Shareholders Subject to Allotment”) the number of common shares in ZHD obtained by multiplying the total number of shares in LSP held by those shareholders by 11.75, in lieu of the common shares in LSP held by those shareholders.

2.

Upon the Share Exchange, ZHD shall allot the Shareholders Subject to Allotment with common shares of ZHD at a ratio of 11.75 common shares in ZHD per share of the common shares in LSP held by those shareholders.

3.

If there are any fractions of less than one full share in the number of common shares to be allotted to the Shareholders Subject to Allotment in accordance with the provisions of the two previous paragraphs, ZHD shall handle such fractions in accordance with the provisions of Article 234 of the Companies Act and other applicable laws and regulations.

Article 4 Amount of ZHD’s Capital and Reserves

The amounts of capital and reserves of ZHD that are to increase as a result of the Share Exchange shall be decided by ZHD in an appropriate manner in accordance with the provisions of Article 39 of the Regulation on Corporate Accounting.

Article 5 Effective Date of the Share Exchange

1.

The date on which the Share Exchange will take effect (the “Effective Date”) shall be [Month] [Day], 2020; provided, however, that the Effective Date may be changed after discussion and agreement between ZHD and LSP if necessary for proceeding with the procedures for the Share Exchange or for other reasons.

2.	Notwithstanding the provisions of the preceding paragraph, the Share Exchange shall be effective conditional on the events listed in the following items.

(1)

an absorption-type company split (the “Absorption-Type Company Split”) has taken effect in which LINE Corporation (“LINE”) is the splitting company and LSP is the successor company based on an absorption-type split agreement executed between LINE and LSP dated as of the Agreement Execution Date (provided, however, that in principle, rights and obligations pertaining to all of LINE’s business must be succeeded to under such agreement and its content must be approved by ZHD in advance).

(2)	On the previous day of the Effective Date, the number of total outstanding shares of LSP is 240,960,343, all of which are held by LINE.

Article 6 Approval by Shareholders meeting

ZHD and LSP shall each obtain approval for this Agreement and approval concerning the matters necessary for the Share Exchange from a general shareholders’ meeting (including cases where shareholders meeting resolutions are deemed to have been pursuant to Paragraph 1 of Article 319 of the Companies Act) by the previous day of the Effective Date.

Article 7 Amendment of Provisions and Termination of this Agreement

ZHD and LSP may modify the terms of the Share Exchange or other details of this Agreement based on agreement among ZHD, LSP, LINE, SoftBank Corp., and NAVER Corporation.

Article 8 Effect of this Agreement

This Agreement shall lose its effect in the case of any of the following items.

(1)	ZHD or LSP failed to obtain approval from their respective general shareholders’ meeting as set out in Article 6 by the previous day of the Effective Date.

(2)

Failure in obtaining the approvals, etc. from related agencies, etc. set out by domestic and foreign laws and regulations that are required to be obtained prior to the Effective Date in order to conduct the Share Exchange (including cases where notifications that are required under the Act on Prohibition of Private Monopolization and Maintenance of Fair Trade (Act No. 54 of 1947) or other applicable foreign competition laws are not accepted by the previous day of the Effective Date or the statutory period of measures pertaining to the notifications has not ended by the previous day of the Effective Date)

(3)	This Agreement is terminated pursuant to the preceding Article

Article 9 Governing Law and Jurisdiction

1.	This Agreement shall be governed by and construed in accordance with the laws of Japan.

2.	The Tokyo District Court shall be the agreed court with exclusive jurisdiction in the first instance if a dispute arises concerning performance and interpretation of this Agreement.

Article 10 Consultation Matters

In addition to matters set out in this Agreement, ZHD and LSP shall determine matters necessary for the Share Exchange after discussion and agreement in accordance with the intent of this Agreement.

(Remainder of this page intentionally left blank.)

IN WITNESS WHEREOF, this Agreement has been prepared in duplicate, and after affixing their signatures and seals to both, the parties shall each retain one counterparty hereof.

[Month] [Day], [Year]

ZHD:	Kentaro Kawabe, President and Representative Director

Z Holdings Corporation

1-3 Kioicho, Chiyoda-ku, Tokyo

LSP:	Takeshi Idezawa, Representative Director

LINE Split Preparation Corporation

4-1-6 Shinjuku, Shinjuku-ku, Tokyo

Exhibit 5.1.1

REPRESENTATIONS AND WARRANTIES OF NAVER

1.	(Existence and Authority)

NAVER is duly and validly organized and existing under the laws of the Republic of Korea and has the full corporate power and authority to operate the business currently operated.

2.	(Execution and Performance of the Business Integration Agreement)

The execution and performance of the Business Integration Agreement by NAVER is an act which falls within the scope of its purpose and NAVER has the full corporate power and authority to duly and validly execute and perform the Business Integration Agreement. NAVER implements all the procedures required by Laws and Regulations, and the articles of incorporation and other internal rules of NAVER with respect to the execution and performance of the Business Integration Agreement.

3.	(Enforceability)

The Business Integration Agreement is duly and validly executed on the date of execution of the Business Integration Agreement and constitutes a legal, valid and binding obligation of NAVER upon execution by the other Parties. The Business Integration Agreement is enforceable against NAVER in accordance with its terms, except as the enforceability of the performance is restricted under Laws and Regulations or the principle of good faith.

4.	(No Conflict with Laws and Regulations)

The execution and performance of the Business Integration Agreement by NAVER does not (i) violate Laws and Regulations; (ii) violate the articles of incorporation or any other internal rules of NAVER; (iii) constitute the Event of Default with respect to the Contracts to which NAVER is a party; or (iv) violate the Governmental Body Decisions.

5.	(Anti-social Forces)

NAVER is not an Anti-social Force or has never been an Anti-social Force in the past. To the Knowledge of NAVER, NAVER is not associated with Anti-social Forces or has never been associated with Anti-social Forces in the past.

6.	(Integration Party Shares Held)

NAVER holds 174,992,000 shares of common shares in LINE (excluding those loaned under Loan Stock Facility, 3,658 units of the convertible bonds due 2023, and 3,658 units of the convertible bonds due 2025. In addition to what is provided in this paragraph, NAVER Group has no Shares in the Integration Party.

Exhibit 5.1.2

REPRESENTATIONS AND WARRANTIES OF LINE

(1)	(Existence and Authority)

Each company of LINE Group is a judicial person which is duly and validly organized and existing under the laws governing its organization and has the full corporate power and authority to operate its business currently operated.

(2)	(Execution and Performance of the Business Integration Agreement)

The execution and performance of the Business Integration Agreement by LINE is an act which falls within its purposes, and LINE has the full corporate power and authority to duly and validly execute and perform the Business Integration Agreement. LINE implements all of the procedures required by Laws and Regulations, and the articles of incorporation and other internal rules of LINE with respect to the execution and performance of the Business Integration Agreement.

(3)	(Enforceability)

The Business Integration Agreement is duly and validly executed on the date of execution of the Business Integration Agreement and constitute a legal, valid and binding obligation of LINE upon execution by the other Parties. The Business Integration Agreement is enforceable against LINE in accordance with its terms, except as the enforceability of the performance is restricted under Laws and Regulations or the principle of good faith.

(4)	(Acquisition of Approval)

With respect to the execution and performance of the Business Integration Agreement by LINE, the acquisition and implementation of the Approval from Governmental Bodies required to be obtained and implemented by such point or any other procedures under Laws and Regulations have been duly and validly implemented in accordance with the provisions of the Laws and Regulations.

(5)	(No Conflict with Laws and Regulations)

The execution and performance of the Business Integration Agreement by LINE does not (i) violate Laws and Regulations; (ii) violate the articles of incorporation or any other internal rules of LINE; or (iii) violate Governmental Body Decisions.

(6)	(Total Number of Outstanding Shares)

(a)

The total number of shares authorized to be issued by LINE is 690,000,000 shares and the total number of outstanding shares is 240,978,142 shares, and all outstanding shares are duly and validly issued and paid in full.

(b)

There are no securities or certificates (hereinafter, securities or certificates which may be convertible to Shares or demand issue of Shares shall be collectively referred to as the “Potential Shares”), or no agreements or resolution to grand or approve those securities or certificates, except for the share options (hereinafter, referred to as the “Share Options (LINE)”) and the convertible bonds (hereinafter, referred as to the “CB”) which were indicated in the Annual Securities Report for the fiscal year ending December 31, 2018 submitted by LINE dated March 29, 2019 and the Quarterly Securities Report for the third quarter of the fiscal year ending December 31, 2019 submitted dated November 8, 2019, and the LINE Three-year Remuneration Plan.

(c)

The treasury shares owned by LINE (for the avoidance of doubt, excluding LINE common shares belonging to trust property in LINE Stock Benefit Trust) as of November 30, 2019 are 1,526,243 shares, and there are no changes in the number of treasury shares except for changes due to the purchase of shares less than one unit under Section 192 of the Companies Act and the disposition of treasury shares upon the additional purchase request of shares less than one unit under Section 10 of the articles of incorporation of LINE.

(7)	(Subsidiary and Affiliated Companies)

(a)

The total number of authorized shares to be issued and the total number of outstanding shares in Subsidiaries of LINE set forth in Exhibit 5.1.2-1 (hereinafter, collectively referred to as “LINE Subsidiaries”) and Affiliated Companies set forth in Exhibit 5.1.2-1 (hereinafter, collectively referred to as “LINE Affiliated Companies”) at the time set forth in Exhibit 5.1.2-1 are as set forth in Exhibit 5.1.2-1, all of which are validly authorized, issued, and paid in full.

(b)	The number of Shares and the investment ratio in LINE Subsidiaries and LINE Affiliated Companies owned by LINE and LINE Subsidiaries are as set forth in Exhibit 5.1.2-1.

(c)

LINE and LINE Subsidiaries duly and validly hold the shares in LINE Subsidiaries or LINE Affiliated Companies owned by them without any security interest or any other Encumbrances (excluding restriction on transfer under the articles of incorporation of LINE Subsidiaries or LINE Affiliated Companies), and are substantially and recorded in the stock ledger as the shareholders of all of such shares, and to the knowledge of LINE, have not been or is subject to pending or threatened Litigations or Claims. that may have a material adverse effect on the business of LINE Group from a third party with respect to the effect or attribution of those shares.

(d)

There are no Potential Shares in LINE Subsidiary or LINE Affiliated Companies that could cause the change of Subsidiary or Affiliated Company, resulting in a material adverse effect on the business of LINE Group, and there are no Contracts or resolutions on the granting or approving such Potential Shares.

(8)	(Compliance and Approvals)

(a)

For the last 3 years, LINE Group has duly and validly acquired all Approvals required and material to operate the business currently being operated by LINE Group under all applicable Laws and Regulations. Such Approvals are not invalidated, revoked or otherwise materially restricted by the implementation of the Transaction or by the execution or performance of the Business Integration Agreement.

(b)	There has been or is no actual or, to the knowledge of the LINE, threatened material breach of Laws and Regulations or Governmental Body Decisions in LINE Group.

(9)	(Financial Statements)

(a)

The consolidated and unconsolidated balance sheets, profit and loss statements, business reports, statements of changes in share capital, and notes thereto of LINE (hereinafter collectively referred to as the “Financial Statements (LINE)”) for the fiscal years ending December 31, 2017 and December 31, 2018, have been prepared in accordance with generally accepted accounting standards in Japan continuously applied under Laws and Regulations and by LINE, and have been duly audited, thereby accurately and fairly presenting, in a material respect, the financial condition and operating results of LINE Group with respect to the fiscal year or the period covered by the Financial Statements (LINE).

(b)

LINE consolidated and non-consolidated financial statements (including quarterly securities report) included in the reports submitted on or after January 1, 2019, in accordance with FIEA (including related Laws and Regulations), have been prepared in accordance with the accounting principles generally accepted in Japan continuously applied by Laws and Regulations and LINE, thereby accurately and fairly presenting, in material respects, the financial condition and operating results of LINE Group with respect to the record date of or period covered by those financial documents.

(c)

In LINE Group, there are no unaccounted liabilities, contingent liabilities or other liabilities that have a material adverse effect on the business of LINE Group, and there are no facts that could reasonably be expected to incur future obligations, except for the liabilities indicated in the audited consolidated balance sheet for the fiscal year ending December 31, 2018, and those related to the liabilities that arose in the ordinary course of business on or after January 1, 2019.

(10)	(No Post-Balance Sheet Events)

On or after January 1, 2019, there have been no events that cause a material adverse effect on the business, stock price, assets, debts, profit and loss, or operating results of LINE Group, and to the knowledge of LINE, there have been no such events or circumstances that may cause such material adverse effect.

(11)	(Material Contracts)

(a)

Any Contracts entered into by LINE Group with respect to its business (including any Contracts with NAVER or its Subsidiaries or Affiliated Companies) which is material (hereinafter, collectively referred to as the “Material Contracts (LINE)”) is duly and validly entered into and is binding and enforceable against each party in accordance with its terms.

(b)	With respect to the Material Contracts (LINE), there has been or is no actual, or to the knowledge of LINE, threatened material Event of Default to LINE Group.

(c)

(i) The Material Contracts (LINE) does not contain the provisions to the effect that the implementation of the Transaction and the execution or performance of the Business Integration Agreement fall within the Event of Default of the LINE Group; or (ii) the Material Contracts (LINE) containing such provisions, to the knowledge of LINE, are not opposed from the other party in relation to the execution of the Transaction and the execution and performance of the Business Integration Agreement, and there is no specific likelihood that the termination of such Contracts would occur due to the opposition, provided, however, that this shall not apply to the case where the breach of the said provision, the said objection or the termination of Contracts do not have a material adverse effect on the business of LINE Group.

(d)

LINE Group has not entered into any Contracts with any third party which contain provisions: (i) prohibiting competition, granting exclusive distribution rights, limiting the territory of business or otherwise prohibiting or restricting the conduct of business by any LINE Group (including its parent company or any other affiliate; hereinafter the same shall apply in this paragraph); (ii) requiring favorable treatment, minimum purchases or other favorable treatment of the counterparties to the transaction with respect to the business of LINE Group; and (iii) otherwise substantially prohibiting or restricting the conduct of the business of LINE Group, provided, however, that this provision shall not apply in the case where such provisions do not have a material adverse effect on the business of LINE Group.

(e)

All credits and liabilities, transactions or Contracts between LINE Group and NAVER or its Subsidiaries or Affiliated Subsidiaries are required for the business of LINE Group, and the nature and terms of such transactions are subject to the terms of the arm’s length transaction.

(12)	(Assets)

LINE Group has lawful and valid possession of or is entitled to duly and validly use the tangible assets required and material to operate its business (hereinafter, referred to as the “Assets (LINE)”), except as the failure to duly and validly own the Assets (LINE) or to be duly and effectively entitled to use them will not have material adversely effect on the business of LINE Group.

(13)	(Intellectual Property Rights)

(a)

LINE Group has or is entitled to duly and validly use any intellectual property rights required and material to operate its business (hereinafter, referred to as the “Intellectual Property Rights (LINE)”).

(b)	LINE Group has not licensed any third party to use the Intellectual Property Rights (LINE) and there has been no Encumbrances with respect to the Intellectual Property Rights (LINE).

(c)	There is no actual, or to the knowledge of LINE, threatened material infringement by any third party of the Intellectual Property Rights (LINE).

(d)

LINE Group does not, or to the knowledge of LINE, is not likely to infringe upon the intellectual property rights of any third party in the course of its business (limited to those that may have a material adverse effect on the business of LINE Group).

(14)	(Information System)

(a)	LINE Group owns or has been granted all the rights required to use the information system required and material to operate its business (hereinafter, referred to as the “Information System (LINE)”).

(b)

There are no program errors or other material defects or flaws in the Information System (LINE), and it meets the requirements of the system, information processing capabilities, and other functional requirements required to operate the business of LINE Group.

(c)

To the knowledge of LINE, there are no threatened system downs, or other functional failure (including the leakage of virtual currencies or other information due to unauthorized access) that have a material adverse effect on the business of LINE Group.

(15)	(Labor)

(a)

There are no trade unions the members of which are the employees of LINE Group, and there has been no union formation or other union activities or organizational activities in LINE Group involving the employees of LINE Group now or in the last 3 years.

(b)

LINE Group has not granted its officers or employees stock options, phantom stock, stock appreciation right, or other compensation which is determined according to stock price or performance of LINE, except for the Share Options (LINE), the CB, and the LINE Three-year Remuneration plans.

(16)	(Tax)

(a)

LINE Group files and timely completes payments of corporation tax, inhabitant tax, enterprise tax, and any other taxes and other public charges payable under applicable Laws and Regulations, in all material respects, in a duly and validly manner.

(b)

All tax returns, reports and other documents (including attachments) filed by LINE Group in the last 3 years to the tax authorities have been prepared in accordance with appropriate procedures in material respects and have been duly and validly received by the tax authorities and are not required by the tax authorities to file any material amended returns or to pursue equivalent procedures.

(17)	(Dispute)

(a)	There are no pending or existing, or to the knowledge of LINE, threatened material Litigations involving LINE Group.

(b)	LINE Group has not received nor is there any threat to receive, to the knowledge of LINE, any serious complaints from third parties.

(18)	(Accuracy of Annual Securities Report)

The Annual Securities Report, Semiannual Securities Report, Quarterly Securities Report, Summary of Financial Results, and Quarterly Financial Results (including the Amendment Report and the attached documents thereto) submitted by LINE in the last 3 years accurately and fairly present the financial condition, operating performance, and status of LINE or LINE Group in material respects.

(19)	(Anti-social Forces)

LINE Group is not an Anti-social Force or has never been an Anti-social Force in the past, and, to the knowledge of LINE, has no relationship with or has had any relationship with Anti-social Forces in the past.

(20)	(Information Disclosure)

The information disclosed by LINE to ZHD (including advisors, hereinafter the same shall apply to this paragraph) in the course of due diligence or any other process conducted in connection with the Transaction is true and correct in material respects, and all information that may have a material effect on ZHD’s judgment with respect to the Business Integration Agreement has been disclosed to ZHD, and has not lacked in any statement of the material facts with respect to such information and does not contain any content which may cause misunderstanding.

(21)	(No Insider Information)

With the exception of the facts relating to the Business Integration, there are no facts concerning LINE which are defined in Paragraph 2 of Section 166 and Paragraph 2 of Section 167 of FIEA, and have not yet been publicized.

Exhibit 5.1.2-1

1.	Subsidiary

No.	Company Name	Total Number of Authorized Shares	Type and Total Number of Outstanding Shares	Number of Shares owned by or Investment Ratio of LINE and LINE Subsidiaries

1.	LINE Plus Corporation	20,000,000 shares (as of November 30, 2019)	4,942,670 common shares (as of November 30, 2019)	• LINE: 4,942,670 shares (as of November 30, 2019)

2.	LINE Fukuoka Corp.	1,000,000 shares (as of November 30, 2019)	88,000 common shares (as of November 30, 2019)	• LINE: 88,000 shares (as of November 30, 2019)

3.	LINE Pay Corporation	5,000,000 shares (as of November 30, 2019)	4,307,000 common shares (as of November 30, 2019)	• LINE: 4,307,000 shares (as of November 30, 2019)

4.	LINE SOUTHEAST ASIA CORP.PTE.LTD	—	125,500,000 common shares (as of November 30, 2019)	• LINE: 125,500,000 shares (as of November 30, 2019)

5.	LINE Company (Thailand) Limited	4,000 shares (as of November 30, 2019)	4,000 common shares (as of November 30, 2019)	• LINE Plus Corporation: 1,999 shares (as of November 30, 2019)

6.	LINE Taiwan Limited	84,100,000 shares (as of November 30, 2019)	84,100,000 common shares (as of November 30, 2019)	• LINE Plus Corporation: 84,100,000 shares (as of November 30, 2019)

7.	Line Friends Corporation	2,000,000 shares (as of November 30, 2019)	85,000 common shares (as of November 30, 2019)	• LFG HOLDINGS LIMITED: 85,000 shares (as of November 30, 2019)

8.	Line Biz+ Taiwan Limited	54,706,471 shares (as of November 30, 2019)	54,706,471 common shares (as of November 30, 2019)	• LINE Pay Corporation: 38,300,000 shares (as of November 30, 2019)

9.	LFG HOLDINGS LIMITED	—	126,747,879 common shares (as of November 30, 2019)	• LINE: 126,747,879 shares (as of November 30, 2019)

10.	FIVE Inc.	10,188 shares (as of November 30, 2019)	1,448 common shares (as of November 30, 2019)	• LINE: 1,448 shares (as of November 30, 2019)

11.	LINE Financial Corporation	10,000,000 shares (as of November 30, 2019)	7,800,000 common shares (as of November 30, 2019)	• LINE: 7,800,000 shares (as of November 30, 2019)

12.	LINE Ventures Global Limited Liability Partnership	—	—	• LINE and LINE Ventures Corporation: Investment ratio: 100% (as of November 30, 2019)

13.	LINE Digital Frontier Corporation	50,000 shares (as of November 30, 2019)	10,000 common shares (as of November 30, 2019)	• LINE: 7,000 shares (as of November 30, 2019)

14.	LINE Financial Asia Corporation Limited	—	3,650,000 common shares (as of November 30, 2019)	• LINE Financial Corporation: 3,650,000 shares (as of November 30, 2019)

2.	Affiliated Company

No.	Company Name	Total Number of Authorized Shares	Type and Total Number of Outstanding Shares	Number of Shares owned by LINE and LINE Subsidiaries
1.	Snow Corporation	50,000,000 shares (as of November 30, 2019)	1,169,467 common shares (as of November 30, 2019)	• LINE and LINE Plus Corporation: 341,048 shares (as of November 30, 2019)
2.	DEMAE-CAN CO., LTD	150,000,000 shares (as of November 30, 2019)	44,390,400 common shares (as of November 30, 2019)	• LINE: 8,880,000 shares (as of November 30, 2019) • Treasury shares: 3,455,074 shares (as of August 31, 2019)
3.	LINE MOBILE Corporation	1,200,000 shares (as of November 30, 2019)	1,108,679 common shares (as of November 30, 2019)	• LINE: 444,000 shares (as of November 30, 2019)

Exhibit 5.1.3

REPRESENTATIONS AND WARRANTIES OF SOFTBANK

1.	(Existence and Authority)

SoftBank is a stock company (Kabushik-Kaish) which is duly and validly organized and existing under the laws of Japan and has the full corporate power and authority to operate the business currently operated.

2.	(Execution and Performance of the Business Integration Agreement)

The execution and performance of the Business Integration Agreement by SoftBank is an act which falls within the scope of its purpose and SoftBank has the full corporate power and authority to duly and validly execute and perform the Business Integration Agreement. SoftBank implements all the procedures required by Laws and Regulations, and the articles of incorporation and other internal rules of SoftBank with respect to the execution and performance of the Business Integration Agreement.

3.	(Enforceability)

The Business Integration Agreement is duly and validly executed on the date of execution of the Business Integration Agreement and constitutes a legal, valid and binding obligation of SoftBank upon execution by the other Parties. The Business Integration Agreement is enforceable against SoftBank in accordance with its terms, except as the enforceability of the performance is restricted under Laws and Regulations or the principle of good faith.

4.	(No Conflict with Laws and Regulations)

The execution and performance of the Business Integration Agreement by SoftBank does not (i) violate Laws and Regulations; (ii) violate the articles of incorporation or any other internal rules of the SoftBank; (iii) constitute the Event of Default with respect to the Contracts to which SoftBank is a party; or (iv) violate Governmental Body Decisions.

5.	(Anti-social Forces)

SoftBank is not an Anti-social Force or has never been an Anti-social Force in the past. To the Knowledge of SoftBank, SoftBank is not associated with Anti-social Forces or has never been associated with Anti-social Forces in the past.

6.	(Integration Party Shares Held)

SoftBank SPC holds 2,125,366,950 shares of common shares in ZHD. In addition to what is provided in this paragraph, SoftBank Group has no Shares in the Integration Party.

7.	(Contracts between SoftBank Group and ZHD Group)

Among the Contracts executed between the SoftBank Group (excluding companies included in ZHD Group) and the ZHD Group as of the execution date of the Business Integration Agreement, no Contracts are material for the operation of the business of ZHD Group.

Exhibit 5.1.4

REPRESENTATIONS AND WARRANTIES OF ZHD

(1)	(Existence and Authority)

Each company of ZHD Group is a judicial person which is duly and validly organized and existing under the laws governing its organization and has the full corporate power and authority to operate its business currently operated.

(2)	(Execution and Performance of the Business Integration Agreement)

The execution and performance of the Business Integration Agreement by ZHD is an act which falls within its purposes, and ZHD has the full corporate power and authority to duly and validly execute and perform the Business Integration Agreement. ZHD implements all of the procedures required by the Laws and Regulations, and the articles of incorporation and other internal rules of ZHD with respect to the execution and performance of the Business Integration Agreement.

(3)	(Enforceability)

The Business Integration Agreement is duly and validly executed on the date of execution of the Business Integration Agreement and constitute a legal, valid and binding obligation of ZHD upon execution by the other Parties. The Business Integration Agreement is enforceable against ZHD in accordance with its terms, except as the enforceability of the performance is restricted under Laws and Regulations or the principle of good faith.

(4)	(Acquisition of Approval)

With respect to the execution and performance of the Business Integration Agreement by ZHD, the acquisition and implementation of the Approval from Governmental Bodies required to be obtained and implemented by such point or any other procedures under Laws and Regulations have been duly and validly implemented in accordance with the provisions of the Laws and Regulations.

(5)	(No Conflict with Laws and Regulations)

The execution and performance of the Business Integration Agreement by ZHD does not (i) violate Laws and Regulations; (ii) violate the articles of incorporation or any other internal rules of ZHD; or (iii) violate the Governmental Body Decisions.

(6)	(Total Number of Outstanding Shares)

(a)

The total number of shares authorized to be issued by ZHD is 24,160,000,000 shares and the total number of outstanding shares is 4,822,455,165 shares, and all outstanding shares are duly and validly issued and paid in full.

(b)

There are no Potential Shares, or no agreements or resolution to grant or approve those securities or certificates, except for the share options (hereinafter, referred to as the “Share Options (ZHD)”) which were indicated in the Annual Securities Report for the fiscal year ending March 31, 2018 submitted by ZHD dated June 17, 2019.

(c)

The treasury shares owned by ZHD are 60,042,500, and there are no changes in the number of treasury shares except for changes due to the purchase of shares less than one unit under Section 192 of the Companies Act and the disposition of treasury shares upon the additional purchase request of shares less than one unit under Section 10 of the articles of incorporation of ZHD.

(7)	(Subsidiary and Affiliated Companies)

(a)

The total number of authorized shares to be issued and the total number of outstanding shares in Subsidiaries of ZHD set forth in Exhibit 5.1.4-1 (hereinafter collectively referred to as “ZHD Subsidiaries”) and Affiliated Companies set forth in Exhibit 5.1.4-1 (hereinafter collectively referred to as “ZHD Affiliated Companies”) at the time set forth in Exhibit 5.1.4-1 are as set forth in Exhibit 5.1.4-1, all of which are validly authorized, issued, and paid in full.

(b)	The number of Shares in ZHD Subsidiaries and ZHD Affiliated Companies owned by ZHD and ZHD Subsidiaries are as set forth in Exhibit 5.1.4-1.

(c)

ZHD and ZHD Subsidiaries duly and validly hold the shares in ZHD Subsidiaries or ZHD Affiliated Companies owned by them without any security interest or any other Encumbrances (excluding restriction on transfer under the articles of incorporation of ZHD Subsidiaries or ZHD Affiliated Companies), and are substantially and recorded in the stock ledger as the shareholders of all of such shares, and to the knowledge of ZHD, have not been or is subject to pending or threatened Litigations or Claims that may have a material adverse effect on the business of the ZHD Group from a third party with respect to the effect or attribution of those shares.

(d)

There are no Potential Shares in ZHD Subsidiary or ZHD Affiliated Companies that could cause the change of Subsidiary or Affiliated Company, resulting in a material adverse effect on the business of ZHD Group, and there are no Contracts or resolutions on the granting or approving such Potential Shares.

(8)	(Compliance and Approvals)

(a)

For the last 3 years, ZHD Group has duly and validly acquired all Approvals required and material to operate the business currently being operated by ZHD Group under all applicable Laws and Regulations. Such Approvals are not invalidated, revoked or otherwise materially restricted by the implementation of the Transaction or by the execution or performance of the Business Integration Agreement.

(b)	There has been or is no actual or, to the knowledge of the ZHD, threatened material breach of Laws and Regulations or Governmental Body Decisions in ZHD Group.

(9)	(Financial Statements)

(a)

The consolidated and unconsolidated balance sheets, profit and loss statements, business reports, statements of changes in share capital, and notes thereto of ZHD (hereinafter collectively referred to as the “Financial Statements (ZHD)”) for the fiscal years ending March 31, 2018 and March 31, 2019, have been prepared in accordance with generally accepted accounting standards in Japan continuously applied by Laws and Regulations and ZHD, and have been duly audited, thereby accurately and fairly presenting, in a material respect, the financial condition and operating results of ZHD Group with respect to the fiscal year or the period covered by the Financial Statements (ZHD).

(b)

ZHD consolidated and non-consolidated financial statements (including quarterly securities report) included in the reports submitted on or after April 1, 2019, in accordance with FIEA (including related Laws and Regulations), have been prepared in accordance with the accounting principles generally accepted in Japan continuously applied by Laws and Regulations and ZHD, thereby accurately and fairly presenting, in material respects, the financial condition and operating results of ZHD Group with respect to the record date of or period covered by those financial documents.

(c)

In ZHD Group, there are no unaccounted liabilities, contingent liabilities or other liabilities that have a material adverse effect on the business of ZHD Group, and there are no facts that could reasonably be expected to incur future obligations, except for the liabilities indicated in the audited consolidated balance sheet for the fiscal year ending March 31, 2019, and those related to the liabilities that arose in the ordinary course of business on or after April 1, 2019.

(10)	(No Post-Balance Sheet Events)

On or after April 1, 2019, there have been no events that cause a material adverse effect on the business, stock price, assets, debts, profit and loss, or operating results of ZHD Group, and to the knowledge of ZHD, there have been no such events or circumstances that may cause such material adverse effect.

(11)	(Material Contracts)

(a)

Any Contracts entered into by ZHD Group with respect to its business (including any Contracts between ZHD Group and SBG, SoftBank or their Subsidiaries or Affiliated Companies) which is material (including the Contracts indicated in the “4 Material Contracts in Business” in Chapter 2 in Title 1 of the Annual Securities Report submitted June 17, 2019 by ZHD (provided, however, that ZHD’s status of those Contracts are succeeded to current Yahoo Japan Corporation, hereinafter, collectively referred to as the “Material Contracts (ZHD)”) is duly and validly entered into and is binding and enforceable against each party in accordance with its terms.

(b)	With respect to the Material Contracts (ZHD), there has been or is no actual, or to the knowledge of ZHD, threatened material Event of Default to ZHD Group.

(c)

(i) The Material Contracts (ZHD) does not contain the provisions to the effect that the implementation of the Transaction and the execution or performance of the Business Integration Agreement fall within the Event of Default of ZHD Group; or (ii) the Material Contracts (ZHD) containing such provisions, to the knowledge of ZHD, are not opposed from the other party in relation to the execution of the Transaction and the execution and performance of the Business Integration Agreement, and there is no specific likelihood that the termination of such Contracts would occur due to the opposition, provided, however, that this shall not apply to the case where the breach of the said provision, the said objection or the termination of such Contracts do not have a material adverse effect on the business of ZHD Group.

(d)

ZHD Group has not entered into any Contracts with any third party which contain provisions: (i) prohibiting competition, granting exclusive distribution rights, limiting the territory of business or otherwise prohibiting or restricting the conduct of business by any ZHD Group (including its parent company or any other affiliate; hereinafter the same shall apply in this paragraph); (ii) requiring favorable treatment, minimum purchases or other favorable treatment of the counterparties to the transaction with respect to the business of ZHD Group; and (iii) otherwise substantially prohibiting or restricting the conduct of the business of the ZHD Group, provided, however, that this provision shall not apply in the case where such provisions do not have a material adverse effect on the business of ZHD Group.

(e)

All credits and liabilities, transactions or Contracts between ZHD Group and SBG, SoftBank or their Subsidiaries or Affiliated Subsidiaries are required for the business of ZHD Group, and the nature and terms of such transactions are subject to the terms of the arm’s length transaction.

(12)	(Assets)

ZHD Group has lawful and valid possession of or is entitled to duly and validly use the tangible assets required and material to operate its business (hereinafter, referred to as the “Assets (ZHD)”), except as the failure to duly and validly own the Assets (ZHD) or to be duly and effectively entitled to use them will not have material adversely effect on the business of ZHD Group.

(13)	(Intellectual Property Rights)

(a)

ZHD Group has or is entitled to duly and validly use any intellectual property rights required and material to operate its business (hereinafter, referred to as the “Intellectual Property Rights (ZHD)”).

(b)	ZHD Group has not licensed any third party to use the Intellectual Property Rights (ZHD) and there has been no Encumbrances with respect to the Intellectual Property Rights (ZHD).

(c)	There is no actual, or to the knowledge of ZHD, threatened material infringement by any third party of the Intellectual Property Rights (ZHD).

(d)

ZHD Group does not, or to the knowledge of ZHD, is not likely to infringe upon the intellectual property rights of any third party in the course of its business (limited to those that may have a material adverse effect on the business of ZHD Group).

(14)	(Information System)

(a)	ZHD Group owns or has been granted all the rights required to use the information system required and material to operate its business (hereinafter, referred to as the “Information System (ZHD)”).

(b)

There is no program errors or other material defects or flaws in the Information System (ZHD), and it meets the requirements of the system, information processing capabilities, and other functional requirements required to operate the business of ZHD Group.

(c)

To the knowledge of ZHD, there are no threatened system downs, or other functional failure (including the leakage of virtual currencies or other information due to unauthorized access) that have a material adverse effect on the business of ZHD Group.

(15)	(Labor)

(a)

There are no trade unions the members of which are the employees of ZHD Group, and there has been no union formation or other union activities or organizational activities in ZHD Group involving the employees of ZHD Group now or in the last 3 years.

(b)

ZHD Group has not granted its officers or employees stock options, phantom stock, stock appreciation right, or other compensation which is determined according to stock price or performance of ZHD, except for the Share Options (ZHD).

(16)	(Tax)

(a)

ZHD Group files and timely completes payments of corporation tax, inhabitant tax, enterprise tax, and any other taxes and other public charges payable under applicable Laws and Regulations, in all material respects, in a duly and validly manner.

(b)

All tax returns, reports and other documents (including attachments) filed by ZHD Group in the last 3 years to the tax authorities have been prepared in accordance with appropriate procedures in material respects and have been duly and validly received by the tax authorities and are not required by the tax authorities to file any material amended returns or to pursue equivalent procedures.

(17)	(Dispute)

(a)	There are no pending or existing, or to the knowledge of ZHD threatened material Litigations involving ZHD Group.

(b)	ZHD Group has not received nor is there any threat to receive, to the knowledge of ZHD, any serious complaints from third parties.

(18)	(Accuracy of Annual Securities Report)

The Annual Securities Report, Semiannual Securities Report, Quarterly Securities Report, Summary of Financial Results, and Quarterly Financial Results (including the Amendment Report and the attached documents thereto) submitted by ZHD or its Listed Subsidiaries in the last 3 years accurately and fairly present the financial condition, operating performance, and status of ZHD or ZHD Group in material respects.

(19)	(Anti-social Forces)

ZHD Group is not an Anti-social Force or has never been an Anti-social Force in the past, and, to the knowledge of ZHD, has no relationship with or has had any relationship with Anti-social Forces in the past.

(20)	(Information Disclosure)

The information disclosed by ZHD to LINE (including advisors, hereinafter the same shall apply to this paragraph) in the course of due diligence or any other process conducted in connection with the Transaction is true and correct in material respects, and all information that may have a material effect on LINE’s judgment with respect to the Business Integration Agreement has been disclosed to LINE, and has not lacked in any statement of the material facts with respect to such information and does not contain any content which may cause misunderstanding.

(21)	(No Insider Information)

With the exception of the facts relating to the Business Integration, there are no facts concerning ZHD which are defined in Paragraph 2 of Section 166 and Paragraph 2 of Section 167 of FIEA, and have not yet been publicized.

Exhibit 5.1.4-1

3.	Subsidiary

No.	Company Name	Total Number of Authorized Shares	Type and Total Number of Outstanding Shares	Number of Shares owned by ZHD and ZHD Subsidiaries

1.	ASKUL Corporation	169,440,000 shares (as of November 30, 2019)	55,259,400 common shares (as of November 30, 2019)	• ZHD : 23,028,600 shares (as of the execution of the Business Integration agreement) • Treasury shares : 4,232,826 shares (as of November 30, 2019)

2.	eBOOK Initiative Japan Co., LTD.	14,000,000 shares (as of November 30, 2019)	5,678,600 common shares (as of November 30, 2019)	• Yahoo Japan Corporation : 2,443,600 shares (as of the execution of the Business Integration agreement) • Treasury shares : 80,396 shares (as of November 30, 2019)

3.	Ikyu Corporation	107,424,000 shares (as of December 10, 2019)	29,139,436 common shares (as of December 10, 2019)	• ZHD : 29,139,436 shares (as of the execution of the Business Integration agreement)

4.	GYAO Corporation	100,000 shares (as of December 10, 2019)	18,946 common shares (as of December 10, 2019)	• Yahoo Japan Corporation : 14,309 shares (as of the execution of the Business Integration agreement)

5.	The Japan Net Bank, Limited	1,600,000 shares (as of December 10, 2019)	860,000 common shares (as of December 10, 2019)	• Z Financial Corporation : 354,000 shares (as of the execution of the Business Integration agreement) • Treasury shares : 100,000 shares (as of December 10, 2019)

6.	ZOZO, Inc.	1,287,360,000 shares (as of November 30, 2019)	311,644,285 common shares (as of November 30, 2019)	• ZHD : 152,952,900 shares (as of the execution of the Business Integration agreement) • Treasury shares : 6,349,103 shares (as of November 30, 2019)

7.	ValueCommerce Co., Ltd.	121,120,000 shares (as of November 30, 2019)	34,471,000 common shares (as of November 30, 2019)	• ZHD : 16,788,400 shares (as of the execution of the Business Integration agreement) • Treasury shares : 2,170,741 shares (as of November 30, 2019)

8.	YJFX, Inc.	100,000 shares (as of December 10, 2019)	16,200 common shares (as of December 10, 2019)	• Yahoo Japan Corporation : 16,200 shares (as of the execution of the Business Integration agreement)

9.	YJ Card Corporation	20,000 shares (as of December 10, 2019)	3,120 common shares (as of December 10, 2019)	• Yahoo Japan Corporation : 3,120 shares (as of the execution of the Business Integration agreement)

4.	Affiliate

No.	Company Name	Total Number of Authorized Shares	Type and Total Number of Outstanding Shares	Shares owned by ZHD and ZHD Subsidiaries

1.	PayPay Corporation	2,500,000 shares (as of December 10, 2019)	920,000 common shares (as of December 10, 2019)	• Yahoo Japan Corporation : 230,000 shares (as of the execution of the Business Integration agreement)